Exhibit 10.3

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AMERICOLD-EQT COLD STORAGE PARTNERSHIP, LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

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Dated as of August 31, 2026
THE COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.
THE COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO THE TRANSFER RESTRICTIONS SPECIFIED IN THIS AGREEMENT.

    i

Unit Ledger	Schedule 1
Americold Competitors	Schedule 2
EQT Competitors	Schedule 3
Properties	Schedule 4
Subsidiaries	Schedule 5
Operating Expenses	Schedule 6
Permitted Replacement Manager	Schedule 7
Stabilized Unlevered Free Cash Flow Allocation	Schedule 8
Example Calculation of Repurchase Price	Schedule 9

Investment Guidelines	Annex I

Definitions	Exhibit A
Approved Long-Term Plan	Exhibit B
Deferred CapEx Schedule	Exhibit C
Distributions	Exhibit D
Initial Business Plan	Exhibit E
Property Management Agreement	Exhibit F
Repurchase Mechanism	Exhibit G

    v

AMERICOLD-EQT COLD STORAGE PARTNERSHIP, LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of August 31, 2026 (the “Effective Date”), is entered into by and among Americold-EQT Cold Storage Partnership, LLC, a Delaware limited liability company (the “Company”), Americold Real Estate, L.P., a Delaware limited partnership, Americold Logistics, LLC, a Delaware limited liability company (together with Americold Real Estate, L.P., individually and collectively, in such capacity, the “Manager”), the Unitholders who are parties hereto as of the Effective Date and who become parties hereto after the Effective Date in accordance with this Agreement and, solely for the purposes set forth in Section 3.13(c) and Exhibit G, Americold Realty Operating Partnership, LP, a Delaware limited partnership (“Americold OP”).
WHEREAS, the Company was formed as a Delaware limited liability company on May 20, 2026 by filing of the certificate of formation of the Company with the Delaware Secretary of State and the Americold Member(s), as the initial members of the Company, entered into a Limited Liability Company Agreement for the Company dated as of May 20, 2026 (the “Original Agreement”); and
WHEREAS, the parties hereto as of the Effective Date desire to amend and restate the Original Agreement in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1Certain Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth on Exhibit A hereto.

ARTICLE II
ORGANIZATIONAL MATTERS

            Section 2.1    Formation. The Company has been organized as a Delaware limited liability company by the filing of the Certificate with the Secretary of State of the State of Delaware under and pursuant to the Delaware Act and shall be continued in accordance with this Agreement. The rights and liabilities of the Unitholders shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights or obligations of any Unitholders are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent not prohibited by the Delaware Act, shall control over the Delaware Act. This Agreement shall constitute the “limited liability company agreement” of the Company for purposes of the Delaware Act.
Section 2.2    The Certificate, Etc. The Certificate was filed with the Secretary of State of the State of Delaware on May 20, 2026. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

            Section 2.3    Name. The name of the Company shall be “AMERICOLD-EQT COLD STORAGE PARTNERSHIP, LLC”. The Board, as a Major Decision (unless a Property Manager Removal Event has occurred), may change the name of the Company at any time and from time to time. Written notification of any such change shall be given to all Unitholders. The Company’s business may be conducted under its name or any other name or names determined by the Board as a Major Decision.
            Section 2.4    Purpose. The purpose and business of the Company shall be to engage in the Business, including any lawful act or activity which may be conducted by a limited liability company formed pursuant to the Delaware Act in connection with the Business, in each case directly or through Subsidiaries of the Company. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

            Section 2.5    Powers of the Company. Subject to the provisions of this Agreement, the Company shall have full power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.4, including the power:
(a)to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;
(b)to acquire by purchase, lease, contribution of property or otherwise, own, hold, develop, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;
(c)to enter into, perform and carry out contracts of any kind, including contracts with any Unitholder or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;
(d)to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or holder of units or appointed as a manager or director thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;
(e)to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;
(f)to sue and be sued, complain and defend, and participate in administrative or other proceedings in its name;
(g)to appoint officers, directors, managers, employees and agents of the Company and define their duties and fix their compensation;
(h)to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;
(i)to cease its activities and cancel its Certificate;
(j)to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action in respect of any lease, contract or security agreement in respect of any assets of the Company;
(k)to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;
(l)to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and
(m)to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.
Section 2.6    Principal Office; Registered Office. The principal office of the Company shall be located at such place as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. Written notification of a change in the Company’s principal office shall be given to all Unitholders. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law.
Section 2.7    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XI.

Section 2.8    No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement (except for tax purposes as set forth in Section 8.1), and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise.
Section 2.9    Records and Accounting.The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to Section 8.10, Section 8.11 or pursuant to applicable laws. The Unit Ledger for the Company and any unit certificates held by the Company, and the stock or unit ledgers and equity certificates for each of its Subsidiaries, if any, shall be maintained at the offices of the Company, or at such other place as directed by the Board in writing from time to time hereafter. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Unitholders pursuant to Article V and Article VIII and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board. Notwithstanding the other provisions of this Agreement, Section 18-305(a) of the Delaware Act shall not apply to the Company and no Unitholder shall have any rights thereunder.

            Section 2.10    Fiscal Year. The Fiscal Year of the Company shall constitute the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board as a Major Decision.
ARTICLE III
UNITS AND UNITHOLDERS; RIGHTS AND OBLIGATIONS OF UNITHOLDERS
Section 3.1    Units.
(a)Units Generally; Certificates. Each Unitholder’s interest in the Company, including such Unitholder’s interest in allocations of Profits, Losses and Distributions of the Company as set forth in Article V and Article VIII and the right to vote on certain matters as expressly provided in this Agreement, shall be exclusively represented by the Units owned by such Unitholder. The Board may, in its discretion, determine whether or not the Company will issue certificates to one or more Unitholders representing the Units held by such Unitholder. The issuance of any such certificate is not intended to affect the rights or obligations of a Unitholder with respect to its Units. Each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the same form as the legend set forth on the cover page of this Agreement, subject to removal as set forth in Section 9.5(c).
(b)Units. Subject to Section 3.4, the total Units which the Company has authority to issue shall be determined by the Board from time to time as a Major Decision. There shall only be a single class of Units. The Company may issue fractional Units.

Section 3.2    Unit Ledger. Schedule 1 will serve as the Company’s ledger of Units, Capital Contributions and Capital Commitment Amounts (the “Unit Ledger”) setting forth at least: (a) the name of each Unitholder and the notice address of such Unitholder for purposes of Section 14.14 hereof, (b) the number of Units of each class of Units held by each such Unitholder, (c) the amount of the Capital Contributions made or deemed to have been made with respect to the Units held by such Unitholder and the applicable Capital Commitment Amounts, (d) each Unitholder’s Sharing Percentage and (e) each Unitholder’s Unfunded Commitment Amounts (on a disaggregated basis). Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), Capital Contributions or Capital Commitment Amounts, the Company shall amend and update the Unit Ledger. Absent manifest error, the ownership interests recorded on the Unit Ledger shall be a conclusive record of the Units that have been issued and are outstanding. The Manager shall provide an updated copy of the Unit Ledger to the Company and the Unitholders on a quarterly basis and upon request therefor by any Unitholder.
Section 3.3    Initial Units. Each Person acquiring Units on the Effective Date is hereby admitted to the Company as a Unitholder, the Capital Contribution made in respect of the Units acquired on the Effective Date by such Unitholder shall be recorded in the Unit Ledger, and such Unitholder’s initial Capital Account balance shall be equal to the aggregate amount of such Unitholder’s Capital Contributions on the Effective Date in respect of all of its Units, which is set forth on the Unit Ledger.
Section 3.4    Issuance of Additional Units and Interests. To the extent there are no Unfunded Commitment Amounts available therefor (without including the Unfunded Commitment Amounts of any Contribution Defaulting Unitholder), the Board (subject to Section 6.3(d)) shall have the right to cause the Company or any of its Subsidiaries to issue or sell to any Person (including to any Unitholder and its respective Affiliates) any of the following (which for purposes of this Agreement shall be “Additional Securities”): (a) additional Units or other Equity Interests in the Company or such Subsidiary as applicable (including new classes or series thereof having different rights or preferences), and (b) obligations or evidences of indebtedness. Notwithstanding anything to the contrary but subject to Section 6.3(d) and Section 14.2, (x) the Board shall determine terms and conditions governing the issuance of such Additional Securities, including the number and designation of such Additional Securities, the preference (in respect of distributions, liquidations, or otherwise) over any other Units or other applicable Equity Interests and any required or deemed contributions in connection therewith, and shall have the power to amend this Agreement or the Organizational Documents of such applicable Subsidiaries to reflect such additional issuances and to make any such other amendments as it deems necessary or desirable (in its discretion) to reflect such additional issuances (including amending this Agreement or the Organizational Documents of such applicable Subsidiaries to increase the authorized number of Units or other Equity Interests of any class or series, to create and authorize a new class or series of Units or other Equity Interests (including in connection with the issuance of Additional Securities as consideration upon the repurchase of equity pursuant to this Agreement or the Organizational Documents of such applicable Subsidiaries) and to add the terms of such new class or series of Units or other Equity Interests, including economic and governance rights which may be different from, senior to or more favorable than the other existing Units or other Equity Interests), in each case without the approval or consent of any Unitholder or other Person; (y) the issuance of Additional Securities may, among other things, dilute some or all of the Units or Equity Interests of existing Unitholders; and (z) any Person who acquires Units that are Additional Securities may be admitted to the Company as a Unitholder pursuant to the terms of Section 10.2.
Section 3.5    Board Governance; Certain Unitholder Waivers. In accordance with Section 6.1 and subject to the limitations set forth in this Agreement (including the Reserved Matters), the Board shall have the sole authority and right to manage the business and affairs of the Company in its sole discretion and to make all decisions and take all actions for the Company. In furtherance of the foregoing, a Unitholder shall not have any voting, approval or consent rights under this Agreement or the Delaware Act with respect to the Units held by such Person, including with respect to any matters to be decided by the Company or any other governance matters described in this Agreement, and each holder of Units, by its acceptance thereof, expressly waives any consent, approval or voting rights or other rights to participate in the governance of the Company, whether such rights may be provided under the Delaware Act (including under Sections 18-209(b), 18-213(b), 18-216(b), 18-301(b)(1), 18-302(a), 18-304, 18-704(a), 18-801(a), 18-803(a) or 18-806 of the Delaware Act) or otherwise, in each case except to the extent expressly set forth in this Agreement (including the Reserved Matters).|
Section 3.6    Representations and Warranties of Unitholders. Upon the execution and delivery of a counterpart to this Agreement or a joinder to this Agreement by a Unitholder, such Unitholder hereby represents and warrants to the Company and acknowledges that: (a) such Unitholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of its investment in the Company and has had answered to such Unitholder’s satisfaction any and all questions regarding such information; (c) such Unitholder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (d) such Unitholder is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (e) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (f) to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder and do not require such Unitholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Unitholder or other governing documents or any agreement or instrument to which such Unitholder is a party or by which such Unitholder is bound; (g) the determination of such Unitholder to purchase interests in the Company has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder or their representatives or Affiliates; (h) no other Unitholder has acted as an agent of such Unitholder in connection with making its investment hereunder and that no other Unitholder shall be acting as an agent of such Unitholder in connection with monitoring its investment hereunder; (i) the interests in the Company were not offered to such Unitholder by means of general solicitation or general advertising; (j) this Agreement and each other Transaction

Document to which such Unitholder is a party is valid, binding and enforceable against such Unitholder in accordance with its terms; (k) such Unitholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement or any other Transaction Document; and (l) the operations of such Unitholder and its Affiliates are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such Unitholder and its Affiliates conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Unitholder or any of its Affiliates with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Unitholder, threatened.

Section 3.7    Limitation of Liability; Duties.
(a)Except as otherwise provided by applicable law or this Agreement, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Unitholder shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Unitholder of the Company; provided that a Unitholder shall be required to return to the Company any Distribution made to it in manifest error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company. Any duties (including fiduciary duties) that any Unitholder (other than the Manager) would otherwise owe in its capacity as Unitholder to any other Unitholders (or their respective Affiliates) or to the Company are expressly eliminated and disclaimed by the Company and the Unitholders to the fullest extent permitted by Section 18-1101(c) of the Delaware Act; provided, that the foregoing shall not operate to eliminate the implied covenants of good faith and fair dealing; provided, further, that, for the avoidance of doubt, the Manager shall be subject to fiduciary duties to the Company and its Unitholders to the fullest extent provided by applicable law.
(b)To the extent that any such Unitholder has any liabilities or duties at law or in equity, including fiduciary duties or other standards of care, more expansive than those set forth in this Section 3.7, such liabilities and duties are hereby modified to the extent permitted under the Delaware Act to those expressly set forth in this Section 3.7.
(c)Without limiting the generality of Section 3.7(a), but subject to the terms and provisions of Section 6.8(c) and Section 6.9 solely with respect to the Manager and the Americold Members: (i) (x) each of (A) EQT and the EQT Group, (B) AMC Ultimate Parent, (C) the respective Affiliates and director designees of any such Persons identified in the foregoing clauses (A) and (B), and (D) any managers, directors, officers, stockholders, partners, members, employees, representatives, agents, successors and assigns of the foregoing (including any of their representatives serving on the Board or on the board of directors, board of managers or similar body of the Company’s Subsidiaries or as an officer of the Company or any of its Subsidiaries) (such Persons under clauses (A) – (D), collectively, the “Approved Outside Activities Persons”), may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the Business or any investments or business of the Company and its Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person, (ii) the Company, its Subsidiaries and the Unitholders shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom and (iii) the pursuit of any such investment or venture, even with respect to a Competitor, shall not be deemed wrongful or improper, shall not constitute a conflict of interest or breach of fiduciary or other duty with respect to the Company, its Subsidiaries or the Unitholders and no Approved Outside Activities Persons shall have any liability in connection therewith; (y) no Approved Outside Activities Persons shall be obligated or have any duty to disclose or to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and any Approved Outside Activities Persons shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity; and (z) subject to compliance with this Agreement, each Unitholder acknowledges and agrees that the Company may, or may cause one of its Affiliates to, enter into one or more agreements or other transactions with EQT, relating to the provision of various financing and advising services, indemnification or expense reimbursement obligations, registration rights or any other matters, in each case on such terms and conditions as determined by the Board.
Section 3.8    Exercise of Rights Granted to the Unitholders and their Affiliates. Each Unitholder recognizes, acknowledges and agrees that, subject to the terms and provisions of Section 6.8(c) and Section 6.9 solely with respect to the Manager and the Americold Members: (i) the Unitholders have substantial financial interests in the Company they desire to preserve, (ii) each Unitholder may exercise any of its rights under this Agreement or any other Transaction Document without taking into account any interest of the Company, its Subsidiaries, any other Unitholder or any other Person and (iii) the exercise by any such Unitholder of any of its rights as a Unitholder (including under this Agreement or any other Transaction Document) shall not be deemed to constitute a lack of good faith, a breach of duties (including fiduciary duties) or unfair dealing.
Section 3.9    Lack of Authority. No Unitholder in its capacity as such has the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditures on behalf of the Company, and the Unitholders hereby consent to the exercise by the Board, Manager and Property Manager of the powers conferred on the Board and the Manager, as applicable, by law, this Agreement and with respect to the Property Manager, the Property Management Agreement. Without limiting the foregoing, neither the lending of money to the Company by a Unitholder or any Affiliate thereof nor the service by a Unitholder or its designee on the Board shall be deemed to affect, impair or eliminate the limitations on the liability of a Unitholder under this Agreement.

Section 3.10    Title to Company Assets. All Company assets shall be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets shall be held in the name of the Company or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company on its books and records.
Section 3.11    No Right of Partition. No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.
Section 3.12    Withdrawal and Resignation of Unitholders. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company pursuant to Article XI, except simultaneously with the Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement and, if such Transfer is to a Person that is not a Unitholder, the admission of such Person as a Unitholder pursuant to Section 10.1. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.
Section 3.13    Transactions Between the Company and the Unitholders; Credit Support.
(a)Notwithstanding that it may constitute a conflict of interest, in each case solely to the extent duly approved by the Board, the Unitholders or their respective Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) or enter into any other agreement, commitment or arrangement with the Company or any of its Subsidiaries or Affiliates, including any transaction, agreement, commitment or arrangement which (i) consists in or relates to the incurrence, repayment or refinancing of any loan or other indebtedness owed by the Company or any of its Subsidiaries to any of the Unitholders or any of their respective Affiliates, including any agreement, commitment or arrangement entered into in connection therewith (a “Unitholder Loan”) or (ii) consists in or relates to the provision of any letter of credit, performance bond, guarantee or other form of credit support by any of the Unitholders or any of their respective Affiliates to or for the benefit of the Company or any of its Subsidiaries, including any agreement, commitment or arrangement entered into in connection therewith (a “Unitholder Credit Support”).
(b)No Unitholder Loan or Unitholder Credit Support shall be considered Capital Contributions. If any Unitholder makes or is deemed to have made a Unitholder Loan or provides Unitholder Credit Support, the making of such Unitholder Loan or Unitholder Credit Support shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such Unitholder Loan or Unitholder Credit Support shall be a debt of the Company to such

Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such Unitholder Loan or Unitholder Credit Support is made.
(c)If, as of the end of any Fiscal Year during the Stabilization Period (and, with respect to the first and last year of the Stabilization Period, the applicable partial Fiscal Year), it is determined pursuant to this Section 3.13(c) that an Unlevered FCF Shortfall exists with respect to such Fiscal Year (or portion thereof), the Americold OP shall fund (or cause to be funded) to the Company within thirty (30) days of such determination cash (an “Unlevered FCF Shortfall Payment”) in the amount of such Unlevered FCF Shortfall; provided, however, that the aggregate amount of Unlevered FCF Shortfall Payments that the Americold OP is required to make to the Company in respect of Unlevered FCF Shortfalls pursuant to this Section 3.13(c) with respect to the entire Stabilization Period shall not exceed the Income Support Amount regardless of whether aggregate Unlevered FCF Shortfalls over the Stabilization Period exceed the Income Support Amount (and in the event that the Americold OP has made aggregate payments under this Section 3.13(c) in an amount equal to the Income Support Amount, the Americold OP shall thereafter have no further obligation to make any further payments in respect of any Unlevered FCF Shortfall under this Section 3.13(c)). For the avoidance of doubt, no Unlevered FCF Shortfall Payment shall be due with respect to any period following the end of the Stabilization Period regardless of whether an Unlevered FCF Shortfall might exist with respect thereto. Except to the extent otherwise determined by the Board to apply such amounts in accordance with any Financing Documents or otherwise in respect of any of the Project Facilities or Properties, any Unlevered FCF Shortfall Payment made by the Americold OP to the Company shall (notwithstanding anything to the contrary) immediately be distributed by the Company to the Unitholders pursuant to Section 5.1(a). The determination of whether an Unlevered FCF Shortfall exists with respect to any Fiscal Year (or applicable portion thereof) during the Stabilization Period shall be made based on the audited financial statements of the Company for such Fiscal Year (or portion thereof) as soon as practicable upon such financial statements becoming available. Furthermore, if, upon the expiration of the Stabilization Period (and the finalized calculation of (x) any Unlevered FCF Shortfall with respect to the partial Fiscal Year ending on the last day of the Stabilization Period and (y) any resulting Unlevered FCF Shortfall Payment), the Net Unlevered FCF Shortfall Payment Surplus Amount is greater than $0, then the Americold OP shall be entitled to distributions pursuant to Section 5.1(a) (including from any Distributable Cash arising from a Sale of the Company or an Approved Sale) in accordance with the terms set forth thereunder.
(d)No Unlevered FCF Shortfall Payments shall be considered Capital Contributions. If any Unitholder makes or is deemed to have made an Unlevered FCF Shortfall Payment, the making of such Unlevered FCF Shortfall Payment shall not result in any increase in the amount of the Capital Account of such Unitholder.
Section 3.14    Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice, or other communication received from the Company or the Board to such other Person or Persons.
Section 3.15    Operations. The Manager, at the sole cost and expense of the Manager, shall, subject to, and except as otherwise permitted pursuant to, the terms, provisions and conditions of this Agreement, take steps and actions necessary to, and to cause the Company and each of its Subsidiaries to: (a) maintain books and records, bank accounts and financial statements separate from any other Person, including the Unitholders, (b) not commingle its assets with those of any other Person, including the Unitholders, (c) conduct its business in its own name, (d) pay its own expenses and liabilities out of its own funds, (e) observe all organizational formalities required under the Delaware Act, (f) not guarantee or become obligated for, or pledge its assets for, the debts or liabilities of any of its Unitholders, or hold out its credit as being available to satisfy the obligations of its Unitholders, (g) allocate fairly and reasonably any overhead for shared office space and administrative costs between the Company and each of its Subsidiaries, (h) use its own distinct stationery, invoices and checks, (i) at all times hold itself out to the public and all other Persons as a legal entity separate from any other Person and correct any known misunderstanding regarding its separate identity, (j) have a mailing address and telephone and telecopy numbers different than those of its Unitholders, (k) be duly qualified and in good standing as a foreign company under applicable law in each state in which its assets are located and such qualification is necessary or advisable, (l) except as otherwise provided herein, not permit any Person, including the Unitholders, to control its daily business decisions, (m) maintain an arm’s length relationship with its Affiliates, and (n) maintain adequate capital for its operation and business purposes at all times.
Section 3.16    Intellectual Property.
(a)Effective as of the Closing (as defined in the Contribution Agreement), the Manager, the Property Manager and the Americold Members, on behalf of themselves and their Affiliates (other than the Company and its Subsidiaries) (collectively, the “Americold Parties”), hereby grant to the Company and each of its Subsidiaries (collectively, the “Company Parties”) an irrevocable, transferable (in connection with a sale or Transfer in accordance with Article IX), non-sublicensable (except to Affiliates, service providers, vendors, distributors, and customers, in each case, in connection with the operation of the Business), royalty-free, fully paid-up, worldwide, non-exclusive license (or sublicense, as applicable) to use and exploit any and all Business IP that is owned or controlled by the Americold Parties as of the Closing (after giving effect to the Restructuring), for the purpose of operating, and to the extent necessary to operate, the Business. The foregoing license shall terminate: (i) with respect to all such Business IP other than Trademarks, upon the termination and dissolution of the Company in accordance with the provisions of Article XI, and (ii) solely with respect to Trademarks, the earlier of (x) the termination or expiration of Transition Period (as defined in the Property Management Agreement) and (y) the date upon which the Company is terminated and dissolved in accordance with the provisions of Article XI.
(b)The Manager, the Property Manager and the Americold Members hereby covenant and agree to provide (or cause to be provided), upon the reasonable request of any Company Party, any embodiments of the foregoing licensed Business IP, as necessary to enable the Company Parties to fully exercise the license granted under this Section 3.16.

ARTICLE IV
CAPITAL CONTRIBUTIONS; COMMITMENTS; CAPITAL ACCOUNTS
Section 4.1    Capital Contributions; Commitment Amounts.
(a)As of the Effective Date, each Unitholder shall have an initial Capital Account balance, and has been issued a number of Units, set forth opposite such Unitholder’s name on the Unit Ledger as of the Effective Date.
(b)Each Unitholder agrees that its Capital Commitment Amount is (i) a binding commitment to make Capital Contributions as necessary for the applicable Permitted Capital Calls (subject to the terms and conditions thereof as set forth hereunder) and (ii) is accurately listed in columns (3), (4) and (5) opposite its name on the Unit Ledger. Subject to Section 4.1(c), each Unitholder shall make Capital Contributions in immediately available funds, at such time, in such amount, and on such other terms, in each case, as are set forth in each capital call notice for Permitted Capital Calls duly approved by the Board or the Manager, as applicable and issued by the Company or the Manager, respectively, in accordance with Section 4.1(d) (each such notice, a “Payment Notice”), in each case solely to the extent that the Company (together with its Subsidiaries) does not possess sufficient available cash to address the matter contemplated by such Payment Notice (and subject to the Permitted Capital Call Caps) as and when reasonably expected to be required (and in no event more than 60 days in advance); and the Board, acting alone, has the authority to issue or cause the Company to issue a Payment Notice in respect of Permitted Capital Calls or otherwise in any event. Any amounts called in connection with a Payment Notice shall be made pro rata to the Unitholders based on each Unitholder’s Sharing Percentage (as applicable). Upon receipt by the Company of each such additional Capital Contribution, such contributing Unitholder shall be automatically issued one Unit in exchange for each one dollar ($1.00) contributed (and a proportionate fraction of one Unit for any fraction of one dollar ($1.00) contributed). Notwithstanding the foregoing, to the extent any Permitted Capital Call would relate to any requirement to provide equity funding which is caused by or arises from any Bad Act of (A) any of the Americold Members, the Manager or the Property Manager or any of their respective Affiliates, then only the Americold Members shall be required to make Capital Contributions in respect thereof, and such Capital Contributions shall not reduce such Unitholder’s Unfunded Commitment Amount or result in any additional Units being issued to such Unitholder in exchange for such Capital Contribution, or (B) the EQT Members or any of their respective Affiliates, then only the EQT Members shall be required to make Capital Contributions in respect thereof, and such Capital Contributions shall not reduce such Unitholder’s Unfunded Commitment Amount or result in any additional Units being issued to such Unitholder in exchange for such Capital Contribution.
(c)Notwithstanding the foregoing, in no event will any Unitholder be required to make Capital Contributions to the extent (i) not made in accordance with a Permitted Capital Call; (ii) in each case except to the extent required to (x) fund an Americold Guaranty Liability Capital Call or (y) provide equity funding as and when required pursuant to any Financing Documents (and in either case the Company (together with its Subsidiaries) does not possess sufficient available cash therefor), (A) any event, circumstance or condition which has had, or is reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries (taken as a whole) or, to the extent the proceeds of such Capital Contribution would be directly or indirectly applied in respect of any Property, Project Facility or other material asset, such Property, Project Facility or material asset; and (B) any material permits, licenses, approvals, clearances or other authorizations then required under applicable law, and all material real property interests necessary for the ownership, construction, operation and maintenance thereof, in each case for the relevant stage of development and construction of such applicable Property, Project Facility or other material asset, have been obtained and remain in full force (and are reasonably expected to remain in full force and effect); (iii) at the time of issuance of the relevant Payment Notice, there exists (or is reasonably expected to exist by the time the Capital Contributions are required to be funded pursuant to such Payment Notice) in effect an Order from any Governmental Entity, or an applicable Law, which in either case prohibits the making of such Capital Contribution or the application of the proceeds of such Capital Contribution for the purposes for which the capital call has been made; and (iv) except with respect to a Permitted Capital Call pursuant to (h) of the definition thereof, which shall be required to be funded (solely to the extent the Company (together with its Subsidiaries) does not possess sufficient available cash therefor) regardless of availability of Unfunded Capital Commitment Amounts (a Permitted Capital Call pursuant to clause (h) of the definition thereof is referred to herein as a “Americold Guaranty Liability Capital Call”), such Capital Contributions, when added to all other Capital Contributions made prior to such date by such Unitholder, would exceed the applicable portion of such Unitholder’s Capital Commitment Amount.
(d) In connection with each Payment Notice, the Company will deliver to each Unitholder a Payment Notice specifying (i) the aggregate amount of capital being called from all Unitholders pursuant to such Payment Notice, (ii) each Unitholder’s required Capital Contribution amount (which will be its Sharing Percentage of the aggregate required amount), (iii) a description of the purpose of such Payment Notice (including reference to the applicable portions of the Business Plan and components thereof), (iv) the date by which such Capital Contribution must be made, which date will not be less than fifteen (15) Business Days following the delivery date of such Payment Notice and (v) to the extent applicable, a certification from (as applicable) the Manager or the Board that the Payment Notice has been issued in connection with a Permitted Capital Call in respect of which all conditions applicable thereto as expressly set forth in this Agreement have been satisfied in full or validly waived in writing (or, in the case of an Americold Guaranty Liability Capital Call, certification from the Manager that the Company (together with its Subsidiaries) does not possess sufficient available cash therefor and that such Americold Guaranty Liability Capital Call is necessary to fund the Company’s obligations pursuant to Section 6.10(d)).
(e)All Capital Contributions received by the Company in respect of a Payment Notice shall be applied in a manner which is consistent with the applicable Business Plan (and all components thereof, including the Operating Budget and any Project Budgets in each case subject to Permitted Variances), to the extent applicable, and shall otherwise be applied towards the purposes for which the applicable Payment Notice has been issued.
(f)Notwithstanding anything herein to the contrary, no Unitholder will be obligated to fund a Capital Contribution in the event of a bankruptcy of the Company, or following the commencement of a dissolution of the Company pursuant to Section 11.1.

(g)Except as provided in this Section 4.1 with regards to a Permitted Capital Call or as otherwise approved by the Board and agreed or elected in writing by a particular Unitholder, no Unitholder will have any obligation to make any Capital Contribution to the Company after the Effective Date (provided that, following a Cause Event or Property Manager Removal Event, the EQT Members shall be entitled to require the Unitholders to make a Capital Contribution provided that the amount required to be paid does not exceed $25,000,000 unless set forth in the applicable Business Plan, Operating Budget or Project Budget).
(h)Notwithstanding anything to the contrary, following any Underperformance Event or Cause Event, the Manager shall no longer be permitted to issue any Permitted Capital Calls whatsoever; provided, however, that the Manager may continue to issue Americold Guaranty Liability Capital Calls in accordance with this Section 4.1 to the extent necessary to fund the Company’s obligations pursuant to Section 6.10(d) (solely to the extent the Company (together with its Subsidiaries) does not possess sufficient available cash therefor) in respect of any Americold Guaranty issued and outstanding which guarantees obligations of the Company or its Subsidiaries in excess of the Americold Members’ Sharing Percentage.
Section 4.2    Return of Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Unitholder and, as such, a Unitholder is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. A Unitholder is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Unitholder’s Capital Contributions.
Section 4.3    Defaulting Unitholder.

(a)If any Unitholder fails to make a Capital Contribution as and when required pursuant to the provisions of Section 4.1 (the amount such Unitholder fails to fund, a “Defaulted Contribution”) and such failure is not cured within 10 Business Days after written notice from the Company or the Manager of such failure, then on the 11th Business Day after such written notice (“Contribution Default Date”), such Unitholder and each other Unitholder that is an Affiliate of such Unitholder will be deemed a “Contribution Defaulting Unitholder”.
(b) Any Unitholder that is not a Contribution Defaulting Unitholder or its designee (the “Lending Person”) may advance as a loan (“Loan”) (x) in the case of a Defaulted Contribution in respect of a Permitted Capital Call, to the Contribution Defaulting Unitholder in an amount equal to the Defaulted Contribution, the proceeds of which shall be disbursed directly to the Company as the contribution or payment of the Defaulted Contribution (which amounts advanced shall be treated as a Loan from the Lending Person to the Contribution Defaulting Unitholder and a Capital Contribution by the Contribution Defaulting Unitholder in such amount) and (y) otherwise, to the Company in an amount equal to the aggregate Capital Contributions that would otherwise have been made by the Unitholders (which amounts shall be treated as a Loan from the Lending Person to the Company). For the avoidance of doubt, any Loan advanced by a Lending Person hereunder shall not be treated as a Capital Contribution by such Lending Person (and shall not be credited to the Capital Account of such Lending Person). With respect to any such Loan, interest thereon (x) shall accrue daily (compounded as of the last day of each year) at the rate of (A) twelve percent (12%) per annum plus the prime lending rate published daily in the

Wall Street Journal at the time such Loan is made (or, if less than such rate, the highest lending interest rate permitted by law) with respect to any Defaulted Contribution as to which the applicable Contribution Defaulting Unitholder then had Unfunded Commitment Amounts available to fund such Defaulted Contribution, (B) a rate of 14% per annum in the event that the underlying Payment Notice relates to an Americold Guaranty Liability Capital Call even if no Unfunded Commitment Amounts are then available or with respect to any other Defaulted Contribution (such interest rate, as applicable, the “Annual Premium Rate”) and (y) shall be computed daily, by multiplying the amount of the advance by the quotient resulting from dividing the Annual Premium Rate by 365 and multiplying the result by the number of days since the date of advance until paid. At all times while any Loan (including accrued and unpaid interest thereon) is outstanding from a Lending Person to a Contribution Defaulting Unitholder, all Distributions that are payable to the Contribution Defaulting Unitholder pursuant to Section 5.1(a) shall be paid directly by the Company to the applicable Lending Person and applied to repay the Loan (including accrued and unpaid interest) until repaid in full (but for the avoidance of doubt such amounts shall be treated as Distributions to the Contribution Defaulting Unitholder pursuant to Section 5.1(a) followed by a payment by the Contribution Defaulting Unitholder to the applicable Lending Person in repayment of the Loan). The outstanding unpaid amount of any Loans (including accrued and unpaid interest thereon) shall mature and be due and payable on the date that is earliest of (1) the five (5) year anniversary of the making of such Loan unless repaid in full prior thereto as provided above, (2) the date that is selected by the borrower under such Loan, (3) the date of any Interest Sale with respect to the Contribution Defaulting Unitholder or other Unitholder which is not the Lending Person with respect to such Loan, (4) the date of any Sale of the Company (including any Approved Sale) or (5) as otherwise agreed by the Lending Person and the Contribution Defaulting Unitholder (the “Maturity Date”). All payments made in respect of any Loan shall be applied first to the payment of any accrued and unpaid interest thereon at the applicable Annual Premium Rate and then to principal until all amounts due thereunder are paid in full. Notwithstanding the foregoing, any Loan made to a Contribution Defaulting Unitholder pursuant to this Section 4.3 shall be non-recourse to the Contribution Defaulting Unitholder except for the Lending Person’s ability to receive Distributions payable to the Contribution Defaulting Unitholder to repay the Loan as set forth in this Section 4.3.
(c)If Americold Member advances any amount as a Loan to a Contribution Defaulting Unitholder or the Company pursuant to any provision of this Agreement, then notwithstanding anything to the contrary in this Agreement, Americold Member shall be entitled to structure any such Loan in a manner as may be reasonably required to ensure that Americold Member will not be treated as holding a security described in Section 856(c)(4)(B)(iv)(III) of the Code, or will otherwise not be treated as receiving any income or owning any asset that could, at such time or in the future, cause Americold Member to fail to qualify as a REIT. In the case of a Loan that would otherwise be treated as made to a Contribution Defaulting Unitholder pursuant to this Agreement, this may include the applicable Americold Member advancing such Loan requiring that such Loan be secured by a pledge of such Contribution Defaulting Unitholder’s Units.
ARTICLE V
DISTRIBUTIONS
Section 5.1    Distributions Generally.

(a)Distributions Timing and Waterfall. Except as otherwise set forth in this Agreement, including Section 3.13(c), Section 4.3(b) and this Article V, and subject to the provisions of Section 18-607 of the Delaware Act, the Company shall make such Distributions as determined by the Board at any time or from time to time in its sole discretion; provided that, unless otherwise determined by the Board, the Manager shall cause the Company to make a Distribution of any Distributable Cash within forty-five (45) days after the end of each fiscal quarter. Subject to the other provisions of this Agreement, including this Section 5.1, all Distributions of Distributable Cash other than Tax Distributions (which are addressed separately in Section 5.2) shall be made to the Unitholders in respect of their outstanding Units as set forth on Exhibit D.
(b)Withholdings. The Company is hereby authorized to withhold from any distribution to any Unitholder and to pay over to any U.S. federal, state, local or non-U.S. government any amounts required to be so withheld pursuant to U.S. federal, state, local or non-U.S. law, including for the avoidance of any doubt, any state level taxes required to be paid by the Company on behalf of a Unitholder. All amounts required to be withheld will be treated as amounts actually distributed to the affected Unitholders under this Section 5.1, for all purposes under this Agreement. Before making any deduction or withholding in respect of any Unitholder under this Section 5.1(b), the Company shall provide notice of any such deduction or withholding (together with basis and calculation thereof) to such Unitholder, shall provide such Unitholder with the opportunity to establish that it is, or its direct or indirect owners are, entitled to a reduction of or exemption from any such deduction or withholding, and shall reasonably cooperate with such Unitholder in so reducing any such deduction or withholding to the extent permitted by applicable Law. To the extent that a Unitholder claims to be entitled to a reduced rate of, or exemption from, a withholding Tax pursuant to an applicable income Tax treaty, or otherwise, the Unitholder shall furnish the Company with such information and forms as such Unitholder may be required to complete where necessary to comply with any and all laws governing the obligations of withholding Tax agents.
(c)Notwithstanding anything to the contrary, on the Effective Date, the Company shall make a one-time distribution of the AMC Distribution Amount to the Americold Member.
(d)At any time and from time to time that a proration amount is finally determined pursuant to Section 4.2 of the Contribution Agreement to be payable (i) to the Americold Member, the Company shall make such payment to the Americold Member by wire transfer of immediately available funds within ten (10) Business Days following the final determination of such proration amount and (ii) to the Company, the Americold Member shall make such payment to the Company by wire transfer of immediately available funds within ten (10) Business Days following the final determination of such proration amount.
Section 5.2    Tax Distributions. Notwithstanding any other provision herein to the contrary, so long as the Company is treated as a partnership for federal income tax purposes, the Company may, as determined by the Board in its sole discretion, distribute to each Unitholder within 90 days after the end of each Fiscal Year of the Company, to the extent that funds are legally available therefor and would not impair the liquidity of the Company in respect of working capital, capital expenditures, debt service, reserves, or otherwise and would not be prohibited under any credit facility to which the Company or any of its Subsidiaries is a party (all of the foregoing conditions, the “Tax Distribution Conditions”), an aggregate amount of cash (a “Tax Distribution”) in respect of such Fiscal Year which in the good-faith estimation of the Board equals the product of (a) the aggregate amount of the U.S. federal taxable income (other than taxable income resulting from a Public Company Event, an Approved Sale, a Sale of the Company, a recapitalization, a reorganization or the issuance of Units to such Unitholder) allocated by the Company to such Unitholder in such Fiscal Year and all prior Fiscal Years less the amount of any U.S. federal taxable losses allocated by the Company to such Unitholder in such Fiscal Year and all prior Fiscal Years, multiplied by (b) the combined maximum U.S. federal, state, and local income tax rate to be applied in respect of such taxable income (calculated by using the highest maximum combined marginal U.S. federal, state and local income tax rates applicable to income in any jurisdiction in the United States for a taxable corporation or individual (whichever is higher), including pursuant to Section 1411 of the Code) for such Fiscal Year (making an appropriate adjustment for any rate changes that take place during such period) (such amount, the “Estimated Tax Liability”); provided, however, that the amount of any Tax Distribution payable to any Unitholder shall be reduced by the amount of (x) Distributions made to such Unitholder pursuant to Section 5.1 and this Section 5.2 during such Fiscal Year and all prior Fiscal Years and (y) the amounts withheld by the Company and paid over to any federal, state, local or foreign government under Section 5.1(b). The Board shall be entitled to adjust subsequent Tax Distributions up or down to reflect any variation between its prior estimation of annual Tax Distributions and the Tax Distributions that would have been computed under this Section 5.2 based on subsequent information. In the event that due to the Tax Distribution Conditions the funds available for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under this Section 5.2, the Company shall use reasonable best efforts to distribute to the Unitholders the amount of funds that are available after application of the Tax Distribution Conditions in accordance with their Estimated Tax Liability (according to the amounts that would have been distributed to each Unitholder pursuant to this Section 5.2 if available funds (after application of the Tax Distribution Conditions) existed in a sufficient amount to make such Distribution in full). At any time thereafter when additional funds of the Company are available for Distribution after application of the Tax Distribution Conditions, the Company shall use reasonable best efforts to immediately distribute such funds to the Unitholders in accordance with their Estimated Tax Liability (according to the amounts that would have been distributed to each Unitholder pursuant to this Section 5.2 if available funds (after application of the Tax Distribution Conditions) would have existed in a sufficient amount to make such Tax Distribution in full). Each Tax Distribution pursuant to this Section 5.2 shall be treated as an advance to such Unitholder of amounts to which it is otherwise entitled under, and shall reduce the amount of any other Distributions to such Unitholder pursuant to, Section 5.1(a). The Board may also modify the application of this Section 5.2 to take into account issues raised by non-U.S. taxes and issues raised by the alternative minimum tax, U.S. withholding taxes, and composite state tax returns in a manner consistent with the intent hereof.
Section 5.3    Persons Receiving Distributions. Each Distribution shall be made to the Persons shown on the Company’s books and records as Unitholders as of the date of such Distribution; provided, however, that any Transferor and Transferee of Units may mutually agree as to which of them should receive payment of any Distribution under this Article V. In the event that restrictions on Transfer or change in beneficial ownership of Units set forth herein or in any applicable Transaction Document have been breached, the Board may direct the Company to withhold Distributions in respect of the affected Units until such breach has been cured.

ARTICLE VI
BOARD OF DIRECTORS; OFFICERS
Section 6.1    Management by the Board of Directors.
(a)Authority of Board of Directors.
(i)Subject to the terms, provisions and conditions of this Agreement (including the Reserved Matters), the powers of the Company shall be exclusively exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board (including with respect to the matters contemplated by §§ 18-209, 18-213, 18-216, 18-301, 18-302, 18-304, 18-704, 18-801, 18-803 and 18-806 of the Delaware Act). The Board is hereby empowered to make all decisions and take all actions for the Company not otherwise provided for in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any matter, action, proposal, or decision that (x) is required by the Delaware General Corporation Law (the “DGCL”), as applied to the Company pursuant to Section 18-109 of the Delaware Act or as otherwise incorporated by reference herein, to be presented to, considered by, approved by, or otherwise acted upon by a board of directors of a corporation, (y) is not limited to the ordinary course day-to-day business and affairs of the Company and its Subsidiaries consistent with past practice and in accordance with the Business Plan, the applicable Operating Budget then in effect and any applicable Project Budget (in each case subject to the Permitted Variances) or (z) relates to the entry into, the amendment, modification or supplementation of, or giving any consent or material notice under, or enforcement or waiver of rights under, any agreement or other arrangement by and between the Company or any of its Subsidiaries, on one hand, and the Manager or any of its Affiliates (including any Americold Member or the Property Manager), on the other (all of the foregoing, collectively, “Board Matters”) shall, to the fullest extent permitted by law, be presented to, considered by, approved by, or otherwise acted upon by the Board in accordance with the procedures and standards set forth in this Agreement and, to the extent not inconsistent with this Agreement, the DGCL.
(ii)Subject to (A) prior to the occurrence of any Cause Event or Property Manager Removal Event, the requirement to obtain (x) the approval of at least one (1) Americold Director for any Major Decision, or (y) following a Cause Event or Property Manager Removal Event, the approval of at least one (1) Americold Director for any Fundamental Decision and (B) the delegation of power and authority to the Manager set forth in Section 6.1(b) (all of the foregoing, collectively, the “Reserved Matters”), the Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 6.3, (B) by delegating power and authority to committees pursuant to Section 6.4, and (C) by delegating power and authority to any Officer pursuant to Section 6.5.
(iii)Each Unitholder acknowledges and agrees that no Director shall, solely as a result of being a Director, be bound to devote any or all of his or her business time to the affairs of the Company, and that he and his Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures (in each case except to the extent set forth in any separate agreement to which such Director is a party).

(b)Subject to the provisions of this Agreement, the Board and the Unitholders hereby delegate to the Manager the power and authority to, and the responsibility for, the conduct of the ordinary course day-to-day business and affairs of the Company and its Subsidiaries consistent with past practice (including with respect to the allocation of expenses of the Company and its Subsidiaries (and their respective assets, including the Project Facilities and Properties) relative to the allocation of such expenses by the Manager and its Affiliates in the Fiscal Year prior to the Closing Date (as defined in the Contribution Agreement)) and in accordance with the Business Plan, the applicable Operating Budget then in effect and any applicable Project Budget (in each case subject to the Permitted Variances), including all accounting and reporting services on behalf of the Company and its Subsidiaries as set forth in this Agreement; provided, however, that (w) in no event shall the Manager have the power or authority to take any action or grant any approval which constitutes a DGCL Board Matter without the prior approval of the Board, or a Major Decision without the prior approval of the Board as a Major Decision in accordance with the Major Decision Requirement; (x) in no event shall the Manager have the power or authority to take any of the following actions (or grant any approval in respect of the following actions): (i) entering into, terminating or amending or extending any tenant or customer agreement with a Material Customer, (ii) granting any contribution, gift or customer gratitude accommodations in excess of $2,000 individually or $25,000 in the aggregate in any given Fiscal Year, (iii) releasing any Material Customer of any key obligations or waivers of other contractual penalties in excess of $2,000 individually or $25,000 in the aggregate in any given Fiscal Year, (iv) incurring any non-capital related expenses (including new site level expenses) with a total commitment value in excess of $100,000 in the aggregate in any given Fiscal Year to the extent not included in the applicable Operating Budget or Project Budget (and in no event resulting in any amounts incurred in excess of the applicable permitted excess as a Permitted Variance), or (v) commencing or settling any litigation, claims or disputes in excess of $500,000 (excluding any initiation, settlement or appeal of any tax dispute); provided, however, that following any Underperformance Event or Cause Event, the delegation of authority to the Manager pursuant to this clause (x) shall be modified as follows: (1) the threshold set forth in the foregoing clause (x)(i) shall be reduced to $1,000,000, (2) the threshold set forth in the foregoing clause (x)(ii) with respect to aggregate spend shall be reduced to $10,000 per annum, (3) the threshold set forth in the foregoing clause (x)(iii) with respect to aggregate spend shall be reduced to $10,000 per annum, and (4) the foregoing clause (x)(iv) shall only require the approval of the EQT Members; (y) in no event shall the Manager have any power or authority to take any action or grant any approval that is outside of the ordinary course of business consistent with past practice or not in compliance with the then-applicable Business Plan, Operating Budget or Project Budgets (as applicable); and (z) in no event shall the Manager have any power or authority to take any action inconsistent with the delegation of authority to the Manager as set forth herein. The delegation of authority to Manager pursuant to this Section 6.1(b) may be revoked by the Board in writing only upon the occurrence of a Property Manager Removal Event. The Board and the Unitholders hereby authorize each Manager acting individually to execute agreements and other documents on behalf of the Company and its Subsidiaries solely to the extent (I) within the authority expressly granted to the Manager under this Agreement, or (II) such document and agreement is duly and expressly approved by the Board or the Unitholders, as applicable, in accordance with the provisions of this Agreement. Notwithstanding the delegation of ordinary course day-to-day authority to Manager under this Section 6.1(b), Manager and the Unitholders acknowledge and agree that Manager does not constitute (or have the rights of) a “manager” within the meaning of the Delaware Act and the

Board shall be exclusively vested with the rights of a “manager” under the Delaware Act, in each case subject to the Reserved Matters and the express provisions of this Agreement. Notwithstanding the foregoing, (1) any costs and expenses incurred by the Manager that are ultimately directly or indirectly borne or required to be borne by the Company or any of its Subsidiaries shall be subject to reasonable benchmarking relative to reasonably available market terms (taking into account geographical differences, and contextual differences in the labor market of the respective jurisdiction in the case of labor costs) and must be on arm’s-length terms, and (2) following the occurrence of an Underperformance Event or Cause Event, the EQT Members shall advise the Manager on costs incurred and be entitled to make the EQT Members’ recommended changes to the Business Plan, Operating Budget or Project Budget. The Manager shall keep the EQT Members reasonably informed as to each of the foregoing matters: (A) the Manager’s spend in accordance with the Operating Budget and Project Budgets, (B) breaches of any service level agreements or KPIs by Material Customers, and (C) complaints from Material Customers regarding the Company’s or any of its Subsidiaries’ assets, or the Americold Members’ or any of its Affiliates operations at other sites (including sites not owned or operated by the Company or any of its Subsidiaries).
(c)No Management by Unitholders. The Unitholders shall not manage or control the business and affairs of the Company.
Section 6.2    Composition and Election of the Board of Directors.
(a)Number and Designation. The number of Directors on the Board shall be the number serving pursuant to clauses (i) and (ii) below. Subject to the final paragraph of this Section 6.2(a) and the provisions of Section 6.2(c), the Board shall at all times be comprised of the following persons:
(i)up to three (3) representatives designated by the Americold Members (the “Americold Directors”), who initially shall be Alan Supple, Scott Henderson and Bryan Verbarendse; and
(ii)up to three (3) representatives designated by the EQT Members (the “EQT Directors”), who initially shall be Benjamin Bygott-Webb.
The Americold Members or the EQT Members may, from time to time, designate, remove or replace its respective alternate Directors by written notice to the other Unitholders. The vote or act of an alternate Director designated pursuant to this Section 6.2(a) shall be effective as the vote or act of the Director who is unavailable to vote or act and in whose place such alternate Director serves for all purposes hereunder, and such alternate Director shall have all of the rights and obligations of a Director hereunder. Any proposed EQT Director that is not a Designated EQT Director shall be subject to the prior approval of the Americold Members in the event that such proposed EQT Director is (x) a current employee of a Competitor of the Americold Members or any of its Affiliates, (y) a former employee of a Competitor of the Americold Members or any of its Affiliates in the event that such former employee was employed by a Competitor of the Americold Members or any of its Affiliates during the one (1) year period prior to the date of determination, or (z) a former employee of any Americold Member or its Affiliates, in each case not to be unreasonably withheld, conditioned or delayed; provided, that, the Americold Members shall be entitled to consult with the EQT Members in connection with the appointment of any EQT Director that is not a Designated EQT Director.

The EQT Members shall have the right (with the prior consultation with the Americold Members if the Chairperson is not a Designated EQT Director) to appoint and remove a chairperson of the Board (the “Chairperson”). The Chairperson shall retain such title until such time as he or she resigns or is replaced as Chairperson in accordance with this Section 6.2(a). Unless otherwise agreed in writing in advance by the EQT Members, the person serving as the Chairperson shall not be deemed to be an Officer solely by virtue of his or her role as Chairperson. The Chairperson shall preside at all meetings of the Board at which he or she is present, subject to the ultimate authority of the Board to appoint an alternate presiding officer at any meeting, and shall perform such other duties as from time to time may be assigned to him or her by the Board, which shall be a Major Decision in the event that the Board allocates any special or enhanced voting rights to the Chairperson, subject to the ultimate authority of the Board. The Chairperson’s role shall be procedural in nature, and in no event shall the Chairperson have a casting or tie-breaking vote in any decision made by the Board, nor will the Chairperson have any other governance rights beyond the rights of a Director on the Board.
(b)Term. Members of the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be Unitholders and need not be residents of the State of Delaware. A person shall become a Director and member of the Board effective upon receipt by the Company at its principal place of business of a written notice addressed to the Board (or at such later time or upon the happening of some other event specified in such notice) of such person’s designation from the person or persons entitled to designate such director pursuant to Section 6.2(a); provided that the persons specifically named in Section 6.2(a) shall be members of the Board commencing on the Effective Date without further action. A Director may resign as such by delivering their written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
(c)Removal. The removal from the Board or any of its committees (with or without cause) of any of the Americold Directors shall be upon (and only upon) the written direction of the Americold Members. The removal from the Board or any of its committees (with or without cause) of any of the EQT Directors shall be upon (and only upon) the written direction of the EQT Members.
(d)Vacancies. In the event that any designee appointed as a Director under Section 6.2(a) for any reason ceases to serve as a member of the Board, (i) the resulting vacancy on the Board shall be filled by a representative that is designated by the Americold Members or the EQT Members, as applicable, pursuant to Section 6.2(a) (provided that, if any party fails to designate a person to fill a vacancy on the Board pursuant to the terms of this Section 6.2(d), such vacant directorship shall remain vacant until such directorship is filled pursuant to this Section 6.2(d)), and (ii) such designee shall be removed promptly from each committee of the Board.
(e)Reimbursement. The Company shall pay all reimbursable out-of-pocket costs and expenses incurred by each member of the Board to the extent consistent with then-applicable

Operating Budget or in accordance with Section 14.23 and incurred with respect to their service hereunder, including in connection with attending regular and special meetings of the Board, any board of managers or board of directors of each of the Company’s Subsidiaries or any of their respective committees.
(f)Compensation of Directors. Directors shall receive no compensation from the Company (excluding compensation received pursuant to any directors and officers insurance policy) for serving in such capacity.
(g)Reliance by Third Parties. Any Person dealing with the Company, other than a Unitholder, may rely on the authority of the Board, the authority of any Officer duly authorized by the Board or the authority of the Manager, in each case in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board or the Manager (or any Officer duly authorized by the Board) in accordance with the terms, provisions and conditions of this Agreement in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) the Board or the Manager or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.
(h)Observers. At the election of the EQT Members or the Americold Members, the Company shall invite one or more observers to attend all meetings of the Board and any committee thereof, in each case in a non-voting observer capacity and, in this respect, shall give such observer(s) copies of all notices, minutes, consents and other materials at the same time such materials are provided to the Board or the members of such committee, as the case may be; provided, however, that such observer(s) shall agree to hold in confidence and trust with respect to all information so provided (except that such observer(s) may freely share all such information with the EQT Group and Affiliates of the Americold Members). Each observer will be subject to the following provisions as if a Director for all purposes thereunder: Section 6.7 and Article VII.
Section 6.3    Board Meetings and Actions.
(a)Quorum; Voting. At least one Americold Director and one Designated EQT Director must be present at any meeting of the Board or any committee thereof (including for purposes of actions taken pursuant to Section 6.3(c)) in order to constitute a quorum for the transaction of business of the Board or such committee (which Americold Director or Designated EQT Director may be limited to (and quorum satisfied by the presence of) a particular Americold Director or Designated EQT Director, as applicable, as may be designated in writing by the Americold Member or EQT Member, respectively); provided, that if the Board or such committee fails to establish a quorum because no Americold Director appears at such meeting, then the Board shall adjourn such meeting and shall call a second meeting, and at such second meeting the presence of any Americold Director shall not be required to establish a quorum (unless and to the extent the business to be conducted at any such meeting is with respect to a Reserved Matter).

Each Director shall have a number of votes equal to the Sharing Percentage of such Director’s designating Unitholder (together with that of its Affiliates which are Unitholders) divided by the number of Directors appointed by such Unitholder (or such Affiliate) then serving on the Board; and the vote of each Director present at a meeting of the Board at which a quorum is present shall represent such Director’s pro rata portion (as determined based upon the number of Directors designated by such Director’s designating Unitholder present at a meeting) of the Sharing Percentage of such Director’s designating Unitholder; provided, however, that notwithstanding the foregoing, such designating Unitholder may allocate the number of votes each of its Directors has (or represents) at any time in its sole discretion (subject to the aggregate number of votes held (or represented) amongst all of such Unitholder’s Directors not exceeding such Unitholder’s (together with that of its Affiliates which are Unitholders) Sharing Percentage). Once a quorum is present to commence a meeting of the Board or any committee thereof, such quorum shall not be broken until such meeting has been adjourned upon the decision by Directors representing a majority of the votes at such meeting at such time. If a quorum shall not be present during a meeting of the Board or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, with announcement at the meeting and written notice to the Directors, until a quorum shall be present. Notwithstanding anything in this Agreement to the contrary, and regardless of whether any particular Americold Director attends any one or more meetings of the Board or whether a quorum does or does not exist at any particular meeting of the Board or subsequent meeting thereof, in no event shall the Board be permitted or authorized to approve (whether at a meeting or by written consent) any Reserved Matter (to the extent applicable) without the affirmative written approval of the Americold Members which may be given or withheld in their respective sole and absolute discretion. Notwithstanding the foregoing, the EQT Members shall be entitled to assign their right to vote all of the votes allocated to the EQT Members in connection with any matter presented to the Board to a Designated EQT Director.
(b)Meetings. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of the Board. Notice of regular meetings shall be delivered to each Director at least seven (7) Business Days prior to such meeting. Special meetings of the Board may be called by any Americold Director or EQT Director upon at least 72 hours’ notice to each other Director. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In connection with any meeting of Unitholders, the Directors may, if a quorum is present, hold a meeting for the transaction of business immediately after and at the same place as such meeting of the Unitholders, and notice of such meeting at such time and place shall not be required.
(c)Action by Written Consent or Telephone Conference. Any action permitted or required by the Delaware Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may (subject to the Reserved Matters) be taken without a meeting, without notice and without a vote if a consent in writing, setting forth the action to be taken, is signed by Directors that have at least the number of votes required to take such action at a meeting of the Board if all Directors were present at such meeting; provided, however, that (i) a copy of such proposed written consent shall be provided to all Directors at least twenty four (24) hours before such written consent becomes effective and (ii) any written consent with respect to a Reserved Matter shall only be effective if executed by at least one (1) Americold Director and one (1) EQT Director. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Delaware Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Directors or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(d)Major Decisions. Notwithstanding anything in this Agreement to the contrary, the following matters with respect to the Company or any Subsidiary (each, a “Major Decision”), which may be proposed by any Unitholder or member of the Board, shall require the prior approval of (x) at least one Americold Director, and (y) at least one EQT Director; provided, that following a Cause Event or Property Manager Removal Event, only the Fundamental Decisions shall require the approval of at least one Americold Director (the foregoing, collectively, the “Major Decision Requirement”), and notwithstanding anything to the contrary in this Agreement, neither the Board nor any Officer nor the Manager nor the Property Manager nor any Unitholder will approve, take, cause or permit a Major Decision or Fundamental Decision unless the Major Decision Requirement applicable thereto has been satisfied:
(i) (A) a Sale of the Company or (B) selling, transferring, exchanging or otherwise disposing of any interest in the Company or in any Subsidiary or in any material real property (including any of the Properties) or other material assets or rights (including Intellectual Property) of the Company or any Subsidiary, or the granting of any options, or right of first offer or refusal in respect thereof, or any merger, conversion, consolidation or similar action involving the Company or any Subsidiary, in each case other than (x) pursuant to the express rights set forth in Article IX, (y) pursuant to an involuntary disposition (i.e. a foreclosure) or (z) following any Severe Underperformance Event, solely with respect to the foregoing subclause (B), such Major Decision Requirement shall not apply if the Company has first provided the Americold Members with a right to make an offer with respect thereto;
(ii)(x) approving any Business Plan, Operating Budget or Project Budget of the Company or its Subsidiaries or any modification or amendment thereto, or (y) causing or permitting the Company or any of its Subsidiaries to incur any costs and expenses that are not in compliance with the then applicable Business Plan and Operating Budget, or with respect to any Development Property the applicable Project, subject to the Permitted Variances (as applicable) and any other matters for which a Permitted Capital Call may be issued; provided, that, following an Underperformance Event, (A) such Major Decision Requirement shall not apply to the extent any increases to (1) operating expenses (other than Non-Controllable Costs or Emergency Expenses) as a result thereof are not reasonably likely to exceed 10% of the aggregate amount thereof in the applicable Business Plan, Operating Budget or Project Budget, or (2) capital expenditures (other than Non-Controllable Costs or Emergency Expenses) as a result thereof are not reasonably likely to exceed 15% of the aggregate amount thereof in the applicable Business Plan, Operating Budget or Project Budget, and (B) the Permitted Variances for purposes of determining whether any Major Decision Requirement applies hereunder shall be increased to 10% in aggregate, and no limit shall apply in respect of any line items;
(iii)approving any material change to the scope of any development project contemplated by a Project Budget or to any related project schedule or plans and specifications in connection therewith (including any such change which is reasonably expected to result in a material breach under any tenant or customer agreement which is material to such development project); provided, that, following an Underperformance Event, such Major Decision Requirement shall only apply to the extent any such material change is reasonably likely to adversely affect in any material respect the obligations owing by the AMC Guarantor under an issued and outstanding Americold Guaranty which guarantees obligations of the Company or its Subsidiaries in excess of the Americold Members’ Sharing Percentage;
(iv)commencing any material development or redevelopment of any Development Property; provided, that, following an Underperformance Event, such Major Decision Requirement shall only apply to the extent any such commencement is reasonably likely to adversely affect in any material respect the obligations owing by the AMC Guarantor under an issued and outstanding Americold Guaranty which guarantees obligations of the Company or its Subsidiaries in excess of the Americold Members’ Sharing Percentage;
(v)other than the acquisition of Qualified Opportunities approved by the Company, acquiring any real property or an Equity Interest in any Person (or increasing any existing Equity Interest or other investment in any Person); provided, that, following an Underperformance Event, such Major Decision Requirement shall only apply to the extent any such acquisition is for a purchase price of more than $25,000,000 and is not otherwise contemplated by the applicable Business Plan, Operating Budget or Project Budget then in effect (or within the parameters of any Permitted Variance thereof, for this purpose any Permitted Variance shall be determined by applying as 10% in aggregate, and with no limits in respect of any line items);
(vi)incurring any indebtedness for borrowed money, in each case except to the extent incurred in compliance with the Leverage Policy with respect to any refinancing that is (1) reasonably required in connection with existing indebtedness with a maturity in under six (6) months, taking into account all extension options, or (2) to the extent necessary to avoid a material breach or event of default of the existing financing (in which case, notwithstanding anything to the contrary, either of the Americold Members or EQT Members shall be entitled to effectuate such refinancing as a Financing without the prior approval of the other to the extent in accordance with the Leverage Policy);

(vii) entering into any agreement with the Americold Members or EQT Members or any of their respective Affiliates, other than as expressly provided pursuant to the Transaction Documents; provided, that, the following shall be permitted without being subject to any Major Decision Requirement: (a) following an Underperformance Event, ordinary course contracts, arrangements or transactions entered into on an arms’ length basis, (b) exculpation, indemnification and expense reimbursement contracts or arrangements made pursuant to the terms of this Agreement, any other organizational or governance document of the Company or any of its Subsidiaries or any director indemnification agreement, (c) contracts, arrangements or transactions effected pursuant to the express terms of this Agreement, including any amendment or waiver in accordance with the terms hereof and thereof, (d) any contract or arrangement entered into pursuant to, and in accordance with, the express requirements of the Contribution Agreement, and (e) any contract or arrangement for the payment of debt placement, origination or similar fees to any member of the EQT Group in connection with the incurrence of any debt or securities by the Company or its Subsidiaries; provided that the costs of any such contract or arrangement contemplated by this clause (e) shall be solely borne (directly or indirectly) by the EQT Members;
(viii)causing or permitting (or not contesting) any bankruptcy action in respect of the Company or any of its material Subsidiaries, joining in the filing of an involuntary petition against the Company or any of its material Subsidiaries or the soliciting or causing to be solicited petitioning creditors for any involuntary petition against the Company or any of its material Subsidiaries;
(ix)causing or permitting the Company or any of its material Subsidiaries to consent to or acquiesce in or join in an application for the appointment of a custodian, receiver, trustee, or examiner for the Company or any of its material Subsidiaries or make an assignment for the benefit of creditors, or admit, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;
(x)entering into, terminating, or amending any customer agreement or customer lease that exceeds $5,000,000 in annual revenue; provided, that, following an Underperformance Event, such Major Decision Requirement shall only apply to the extent any such agreement or lease exceeds $10,000,000 in annual revenue;
(xi)(i) selecting or replacing any accounting firm or auditors for the Company or any of its Subsidiaries other than any “Big Four” audit firm, or (ii) materially changing the accounting principles or practices by which the books and records of the Company or any of its Subsidiaries are kept and pursuant to which the financial statements of the Company or any of its Subsidiaries are prepared, other than changes required to comply with changes to GAAP;
(xii)instituting or settling any action or series of related actions at law or in equity affecting the Company or any of its Subsidiaries that involves potential damages or liabilities to the Company or any of its Subsidiaries or diminution in value of the Property, in each case in excess of $5,000,000, in each case excluding any initiation, settlement or appeal of any Tax dispute; provided, following an Underperformance Event, such Major Decision Requirement shall only apply to the extent such action or series of related actions is in excess of $10,000,000;
(xiii)(A) the dissolution or liquidation of the Company or any of its material Subsidiaries, (B) the approval or modification of any plan of liquidation or dissolution of the Company or any of its material Subsidiaries, or (C) a Public Company Event of the Company or any of its material Subsidiaries;
(xiv)any action reasonably expected (as determined by the Americold Member and to the extent Americold Member notifies EQT Members in advance of such determination) to (i) jeopardize Americold Realty Trust, Inc.’s status as a real estate investment trust (a “REIT”) or (ii) result in the Company engaging in any “prohibited transaction” within the meaning of Section 857(b)(6)(B)(iii) of the Code, in each case to the extent the Americold Member notifies the EQT Member in advance of such jeopardized REIT status or prohibited transaction;
(xv)causing the Company or any Subsidiary to make any loan or extend credit to any Person or acquiring any direct or indirect indebtedness of the Company or any Subsidiary; provided, that the foregoing shall not apply with respect to any loans, extensions of credit or indebtedness solely by and between the Company and its Subsidiaries (as may be applicable);
(xvi)(i) causing the Company or any of its Subsidiaries to hire or reassign any general managers or property managers to properties owned or managed by the Americold Members or their Affiliates independently, or (ii) appointing the dedicated employees of the Americold Members to the Company or any of its Subsidiaries; provided, that, following an Underperformance Event, such Major Decision Requirement shall only apply if the applicable individual has not been provided or subject to a six month performance improvement plan;
(xvii)creating, forming or organizing any non-wholly owned Subsidiary or entering into any partnership or joint venture with any Person;
(xviii) taking any action that would (A) violate the provisions of any document evidence or securing a Financing or (B) reasonably be expected to result in liability under an Americold Guaranty (except to the extent the Company has reserved cash in an amount reasonably expected to be sufficient to reimburse, indemnify and hold harmless Americold OP in respect of any such liability pursuant to Section 6.10(d)) or increase the potential scope of liability thereunder;
(xix)conversion of the Company or any Subsidiary into another corporate form (other than in connection with an Approved Sale in accordance with this Agreement);
(xx)any amendment, modification, restatement or supplement to the Approved Long Term Plan or the extension or restatement of the Approved Long-Term Plan following the expiration of the Business Term;

(xxi)Any amendment or modification to this Agreement or the organizational documents of the Company or any Subsidiary;
(xxii)Issuance of Additional Securities in the Company or any of its Subsidiaries (including the terms and conditions governing the issuance of such Additional Securities, but excluding any cash-based management incentive plans for employees or independent contractors of the Company or any of its Subsidiaries);
(xxiii)Issuing a Payment Notice except in accordance with this Agreement;
(xxiv)Making any in-kind distribution to the Unitholders;
(xxv)Seeking or consenting to any change in the zoning classification affecting any Property or seeking variances under any existing ordinances, other than in accordance with the development and construction of a Development Property in accordance with the applicable Project Budget; provided, that, following an Underperformance Event, Cause Event or Property Manager Removal Event, such Major Decision Requirement shall only apply to the extent such changes are to properties that are attached or adjacent to the sites of any Project Facilities;
(xxvi)Prior to a Property Manager Removal Event, amending, modifying or revoking (I) the authority granted to Manager pursuant to Section 6.1(b), or (II) the authority granted to the Property Manager pursuant to Section 6.8 of this Agreement or pursuant to the Property Management Agreement;
(xxvii)Any amendment, modification or replacement of the insurance coverages in place with respect to the Properties and the Project Facilities or any modification of the Minimum Insurance Requirements; provided that following an Underperformance Event, such Major Decision Requirement shall not apply;
(xxviii) Selecting the software program for calculating the IRR if Microsoft Excel is no longer available;
(xxix)Any other matter which pursuant to the express terms of this Agreement requires approval of the Board as a Major Decision.
In the event that the Americold Members and the EQT Members are unable to agree with respect to any proposed Major Decision, such proposed Major Decision will be escalated to the Senior Executives for resolution. If the Senior Executives are unable to resolve such dispute within thirty (30) days, no action will be taken by the Company with respect to such proposed Major Decision and the status quo will govern.
(e)Fundamental Decisions. Notwithstanding anything in this Agreement to the contrary, following a Cause Event or Property Manager Removal Event, in no event shall the Board or any Officer approve or authorize a Fundamental Decision without the affirmative written approval of one Americold Director in its sole and absolute discretion.

Section 6.4    Committees; Delegation of Authority and Duties.
(a)Committees. The Board may, from time to time, designate one or more committees, each of which shall include at least one Americold Director and one EQT Director. Any such committee, to the extent provided in the enabling resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Board (subject to the Reserved Matters). The Board may appoint individuals who are not Directors to a committee. The Board may dissolve any committee at any time.
(b)Delegation. The Board may, from time to time, delegate to one or more Persons (including any Director or Officer) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 6.1(a); provided, however, in no event shall any such Officer or Director be empowered to take or approve any action in respect of any of the Reserved Matters. The Board also may assign titles (including the chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Director, Unitholder or other individual and may delegate to such Director, Unitholder or other individual certain authority and duties; provided, however, in no event shall any such delegation be of the Reserved Matters. Any number of titles may be held by the same Director, Unitholder or other individual. Any delegation pursuant to this Section 6.4(b) may be revoked at any time by the Board.
Section 6.5    Officers. The Board may (but is not required to), from time to time, designate and appoint one or more persons as an Officer of the Company. No Officer need be a resident of the State of Delaware, a Unitholder or a Director. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them subject to the limitations set forth above in Section 6.4(b). The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 6.5,(ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 6.4(b) and (iii) the limitations set forth above in Section 6.4(b). Each Officer shall hold office until such Officer’s successor shall be duly designated and qualified or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. The exercising of the powers of the Officers as provided herein shall be conducted under the supervision of and subject to the approval of the Board. Any number of offices may be held by the same individual. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time or by the EQT Members in their discretion at any time; provided, however, that any such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board. The Officers, in the performance of their duties as such, shall owe to the Company and the Unitholders duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware. Notwithstanding anything herein to the contrary, prior to the appointment of any Person who is not employed by EQT Ultimate Parent or its Affiliate as an Officer of the

Company, the approval of the Americold Members must be obtained (not to be unreasonably withheld).
Section 6.6    Company Funds. No Director or Officer may commingle the Company’s funds with the funds of any Unitholder, Director or Officer.
Section 6.7    Standard of Board and Director Actions.
(a)No Duties. This Agreement is not intended to, and does not, create or impose any duties (including fiduciary duties) on any Director to the Company, any Unitholder, any other Director or any other Person (including any creditor of the Company), and no implied duties, covenants or obligations shall be read into this Agreement against any Director in his capacity as such. Furthermore, except as otherwise expressly set forth herein, each of the Unitholders and the Company hereby waive any and all duties (including fiduciary duties) that, absent such waiver, may be implied by applicable law, and in doing so, acknowledge and agree that the duties and obligations of each Director are only as expressly set forth in this Agreement.
(b)Board Discretion. Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party any of the Directors or the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination, (i) the Directors and the Board, as applicable, shall be entitled to take such action or make such decision or determination in its sole discretion (irrespective of whether the action, decision or determination is expressly qualified by the terms “sole discretion”, “discretion,” with “complete discretion” or other terms granting similar authority or latitude), (ii) each Director shall be entitled to consider such interests and factors as such Director desires (including, the self-interests of such Director and such Director’s Affiliates, employer, partners and their Affiliates), and (iii) no Director shall have any duty or obligation to give any consideration to any interest of or factors affecting the Company, the Unitholders (or their Affiliates) or any other Person.
(c) Good Faith and Other Standards. Notwithstanding anything to the contrary set forth in this Agreement or under applicable law, no Director nor any Officer shall be liable to the Company, any Unitholder, any Transferee or any other equity holder in or creditor of the Company for any action taken on behalf of the Company, except for such actions that have been finally determined by a court of competent jurisdiction to constitute gross negligence, fraud or willful misconduct (except as applied to any EQT Director or Americold Director (provided that such exception with respect to any Americold Director shall in no event be deemed to limit or otherwise modify the Manager’s or Property Manager’s duties hereunder), in which case any duties (including fiduciary duties) that such Director would otherwise owe in its capacity as Director to any Unitholders and to the Company are expressly eliminated and disclaimed by the Company and the Unitholders to the fullest extent permitted by Section 18-1101(c) of the Delaware Act; provided, that the foregoing shall not operate to eliminate the implied covenants of good faith and fair dealing). To the extent any Director or Officer has any liabilities or duties at law or in equity, including fiduciary duties or other standards of care, more expansive than those set forth in this Section 6.7(c), such liabilities and duties are hereby modified to the extent permitted under the Delaware Act to those set forth in the first sentence of this Section 6.7(c).

(d)Other. Nothing in this Agreement or, except as set forth in Section 6.7(a), any other current or future agreement shall limit this Section 6.7 or the intent of the parties set forth in the first sentence of Section 6.7(a), and any language contrary to this Section 6.7 in this Agreement or, except as set forth in Section 6.7(a), any other current or future agreement shall limit this Section 6.7 if and only if it specifically references this Section 6.7. This Section 6.7 supersedes any and all prior agreements and understandings with respect to the subject matter of this Section 6.7. No amendment or modification of this Agreement shall limit this Section 6.7 with respect to actions taken prior to such amendment.
Section 6.8    Property Manager Matters.
(a)Effective as of the Effective Date, the Company has designated, appointed and retained the Property Manager to manage the Properties on behalf of the Subsidiaries pursuant to the Property Management Agreement, and the Property Manager has agreed to perform the services delineated in the Property Management Agreement in accordance with the terms thereof.
(b)Notwithstanding anything to the contrary herein, at any time following the date on which the Board obtains knowledge of the occurrence of a Cause Event which (to the extent such Cause Event is capable of being cured) has not been cured for a period of 30 days following the occurrence of such Cause Event, the Company may (by Board action which, for the avoidance of doubt, shall not require any participation or attendance for quorum, consent or approval of any Americold Member or Americold Director), remove (i) Americold Logistics, LLC and Americold Real Estate, L.P., collectively, as Property Manager and (ii) Property Manager as the Manager, for all purposes of this Agreement (a “Property Manager Removal Event”), and nominate, at its sole discretion, a replacement “Property Manager” (and if, elected by the Board, a replacement “Manager”, it being understood that the Board shall have no obligation to appoint a replacement “Manager” upon a Property Management Removal Event, in which case any delegation under this Agreement to the Manager shall be automatically terminated and any such delegated authority shall automatically revert to the Board). Upon the occurrence of Property Manager Removal Event, (i) the approval of at least one Americold Director shall no longer be required for any Major Decisions or to satisfy any quorum requirements of the Board but for the avoidance of doubt the approval of at least one Americold Director shall continue to be required prior to the taking of any Fundamental Decision and (iii) the Company shall be entitled to terminate the Property Management Agreement and shall not be obligated to make any payment of the Management Fee and the Development and Construction Management Fee (as defined in the Property Management Agreement) to the extent accrued following the date on which the Property Management Agreement is terminated (subject to the terms and provisions of the Property Management Agreement with respect to any transition period thereunder). Notwithstanding the foregoing, following the occurrence of a Property Manager Removal Event, the EQT Members shall be entitled to require the Manager and its Affiliates to transfer all permits and licenses reasonably required by the Company and its Subsidiaries to operate the Business as conducted as of the date of such Property Manager Removal Event to the Company or any of its Subsidiaries or such other designee of the EQT Members.
(c)Notwithstanding any other provision of this Agreement to the contrary, the Americold Members and the Manager shall not, and shall cause their respective Affiliates (including the Property Manager) not to, directly or indirectly solicit, induce, encourage, or attempt to solicit, induce, or encourage any Person who is, at the time of such solicitation, a customer or tenant of, or who otherwise has a contractual or business relationship with, the Company or any of its Subsidiaries with respect to any Property or Project Facilities, to (i) terminate, reduce, or materially alter such Person's business relationship with the Company or any of its Subsidiaries, or (ii) relocate, transfer, or otherwise move such Person’s operations, in whole or in part, from any Property or Project Facility to any temperature-controlled storage facility, warehouse, or other industrial real estate facility that is owned, operated, managed, or controlled, directly or indirectly, by any of the Americold Members, the Property Manager or any of their respective Affiliates (other than any facility owned, operated, managed, or controlled by or through the Company or any of its Subsidiaries), in each case, for the purpose of providing temperature-controlled storage services, warehousing services, or other industrial real estate services that are competitive with the services then being provided by the Company or any of its Subsidiaries at such Property or Project Facility.
(d)Notification Obligations. In addition to any other notification obligations set forth in this Agreement or the Property Management Agreement, the Property Manager and Manager shall promptly notify the Company in writing upon the occurrence or contemplation of any of the following (each, a “Required Notification”):
(i)the Property Manager or any of its Affiliates intends to enter into new or revised contracts or terms with a Material Customer at any Provider-Owned Property (as defined in the Property Management Agreement);
(ii)Property Manager will deliver quarterly report of average storage and handling rates at each Provider-Owned Property located within a 50 mile driving distance of each Property and facilitate discussion and review of the data with the Company if requested;
(iii)a Material Customer has expressed interest in a new development;
(iv)the Property Manager or any of its Affiliates submits a proposal, response to a request for proposal, or terms for a new development with a Material Customer; and
(v)a Material Customer has indicated that it is considering, or would like to explore, transferring all or any portion of its warehousing, storage, or handling operations (i) from any Property to another Provider-Owned Property, (ii) from any Property to a third-party site or (iii) to such Material Customer's own facilities.
As used herein, a “Material Customer” means, at any time, any customer or tenant of the Company or any of its Subsidiaries that (together with such customer’s or tenant’s Affiliates) generated (1) more than $2,000,000 in annual revenue in the immediately preceding 12 month period or(2) is reasonably expected to generate more than $2,000,000 in annual revenue at any Property during the succeeding 12-month period.
(e)Except as expressly provided in the Property Management Agreement, the Property Manager shall not be compensated for any of its services to the Company or entitled to any reimbursements, indemnification or any similar rights or benefits.

(f)The Property Manager covenants and agrees that it will not withdraw as the Property Manager of the Company for the term of the Company without the prior written consent of the Company unless the Property Manager is entitled to do so pursuant to the terms of the Property Management Agreement.
Section 6.9    Company Activities.
(a)The Company intends to acquire (directly or through its Subsidiaries) parcels of real property on which Project Facilities (applied mutatis mutandis without giving effect to reference of the Properties or the status of ownership set forth in such definition) that satisfy the Investment Guidelines are intended to be developed, constructed, operated and maintained (“Development Properties”).
(b)Qualified Opportunities.
(i)During the Investment Period, the Manager shall not (and shall cause each of its Affiliates not to) pursue (for development, acquisition, investment or otherwise) or consummate the acquisition of any debt, equity or other commercial interests (whether directly or indirectly) of or in any actual or prospective Development Property located in the United States and the “LaPorte” and “401 Kentile” Properties (each, a “Qualified Opportunity”; for the avoidance of doubt, a Relevant Customer Opportunity shall constitute a Qualified Opportunity) until it has fully complied with this Section 6.9. The Manager hereby represents and warrants to the Company and each Unitholder (other than any Americold Member) that, as of the Effective Date, no such Qualified Opportunities exist of which the Manager or any of its Affiliates is aware except for the following (which, notwithstanding anything to the contrary, shall be deemed Qualified Opportunities and subject to this Section 6.9): Plover, Murfreesboro, Sikeston and Pedricktown.
(ii)If, during the Investment Period, the Manager (or any of its Affiliates) intends to acquire or invest in any debt, equity or other commercial interests (whether directly or indirectly) involving a Qualified Opportunity, the Manager shall deliver to the Company and the EQT Members written notice of the Qualified Opportunity, all material terms and conditions of the Manager’s (or its Affiliate’s) proposed participation in such Qualified Opportunity, the expected funding obligations in respect of the Qualified Opportunity, and the proposed Project Budget (including, for the avoidance of doubt, a base case financial model, five-year financial projections and timeline for development, construction, operation and maintenance) (such notice, the “Property ROFO Notice”) and provide the Company and the EQT Members any information or documents related to such Qualified Opportunity that the Company or EQT Member may reasonably request and which is in the possession or control of (or reasonably obtainable by) Manager or its Affiliates, in each case prior to entering into any binding agreements with any Person relating to or involving such Qualified Opportunity; provided, however, notwithstanding the foregoing, Manager or its Affiliates may enter into binding agreements with respect to a Development Property prior to its receipt of an Offer Notice from the EQT Members so long as (1) it complies with the provisions of this Section 6.9 with respect to offering such Qualified Opportunity to EQT Members and (2) if the Manager accepts an EQT Offer pursuant to this Section 6.9(b), the Manager shall, or shall cause its applicable Affiliates to, assign such binding agreements to the Company or a Subsidiary.
(iii)The EQT Member shall have the right to direct the Company to acquire such Qualified Opportunity on the terms and conditions set out in the Property ROFO Notice by delivering a written notice (the “Offer Notice”) to the Company and the Manager setting out its intention to exercise the Company’s right of first offer over the Qualified Opportunity, in each case within thirty (30) days following EQT Members’ receipt of the relevant Property ROFO Notice (the “EQT Response Period”), which Offer Notice shall contain (as may be applicable) the key pricing, economic and other material terms and conditions (including, with respect to any development- or construction-stage Qualified Opportunity, acceptability of the proposed Project Budget, base case financial model and development/construction timeline) upon which the Company is willing to acquire or otherwise participate in the Qualified Opportunity (the “EQT Offer”). If the Company fails to deliver an Offer Notice setting forth an EQT Offer within the EQT Response Period, then the Company (and the EQT Members) shall be deemed to have declined to pursue the Qualified Opportunity identified in the applicable Property ROFO Notice. Notwithstanding the foregoing, the Manager shall deliver to the EQT Members notification of such Qualified Opportunity in advance of the delivery of the Offer Notice with sufficient time to provide the EQT Members the opportunity to request diligence information in connection with such Qualified Opportunity (and shall promptly provide any such diligence information upon any such request).
(iv)Within fifteen (15) days following the Manager’s receipt of the Offer Notice, the Manager shall inform the Company and the EQT Members in writing of its intention to either accept or reject the EQT Offer specified in the Offer Notice.
(v)If the Manager accepts the EQT Offer specified in the Offer Notice, the Manager and the Company will then work diligently and in good faith on an exclusive basis and take all actions reasonably necessary to close the acquisition or other transaction with respect to the applicable Qualified Opportunity on the terms of the EQT Offer in a reasonably timely manner.
(vi)If (x) the Company or EQT Members notify the Manager that they do not wish to pursue a Qualified Opportunity identified in a Property ROFO Notice prior to the end of the EQT Response Period, (y) the Company fails to deliver an Offer Notice setting forth an EQT Offer prior to the expiration of the EQT Response Period, or (z) solely with respect to any Qualified Opportunity other than a Relevant Customer Opportunity, either (aa) the Manager rejects the EQT Offer, or (bb) following the Manager’s acceptance of the EQT Offer and prior to entering into definitive agreements with respect to such Qualified Opportunity, the Company or EQT Members have notified the Manager in writing that they no longer wish to pursue such Qualified Opportunity or (cc) after good faith discussion for a period of 30 days, (A) the Unitholders have not agreed on a credit backstop arrangement with respect to the guarantees to be provided by Americold OP in connection with the proposed financing associated with such Qualified Opportunity and (B) the Company has not elected to provide alternative credit support to be provided in connection with the proposed financing associated with such Qualified Opportunity, including any letters of credit or performance or surety bonds (and with respect to a Relevant Customer Opportunity, Americold Members shall bear 100% of the cost of such alternative credit support solely with respect to construction financing) any such occurrence under this clause (cc), a “Failed Backstop Scenario”) (the date on which any of the occurrences identified in the foregoing clauses (x) through (z), inclusive, occurs, as may be applicable (where, for the avoidance of doubt, the occurrences identified in clause (z) shall in no event be applicable to a Relevant Customer Opportunity), the “Rejection Date”), the Manager or its Affiliate, as applicable, shall have the right to seek alternative offers from one or more third parties with respect to such Qualified Opportunity or to proceed with such Qualified Opportunity without involvement by any third party. If, following the Rejection Date, (1) the Manager receives an offer from a third party for such Qualified Opportunity pursuant to which the economic terms and conditions of such offer are not materially better for the third party in any respect than what had been offered under the Property ROFO Notice, or (2) Manager or its Affiliate desires to proceed with such Qualified Opportunity without involvement by a third party on economic terms and conditions not materially better for Manager or its Affiliates in any respect than the terms offered to the Company in the applicable Property ROFO Notice, then the Manager (or its applicable Affiliate) may accept such offer and proceed with consummating the transaction with such third party (or in the case of clause (2) above proceed with the Qualified Opportunity without involvement of any third party), in each case without involvement by the Company. If Manager or its Affiliate proceeds with a Qualified Opportunity without involvement by the Company (with or without involvement by a third party), Manager shall be deemed to have represented and warranted to the Company and EQT Members that it is doing so in compliance with the provisions of this Section 6.9. If, following the Rejection Date (except with respect to a Failed Backstop Scenario), Manager or its Affiliate desires to pursue a Qualified Opportunity without involvement by the Company in a transaction that does not comply with conditions set forth in clauses (1) or (2) above in this Section 6.9(b)(vi), the Manager and its Affiliates shall not be permitted to do so without first re-offering the Qualified Opportunity to the Company in accordance with the provisions of this Section 6.9(b) (a “Re-Offer”) except that for purposes of a Re-Offer the time period under Section 6.9(b)(iii) above shall be reduced from thirty (30) days to fifteen (15) Business Days. Notwithstanding the foregoing, if, following the Rejection Date, Manager or its Affiliate has meaningfully engaged with a third party to pursue together the applicable Qualified Opportunity prior to the terms of such pursuit changing in a manner which fail to comply with clause (1) above in this Section 6.9(b)(vi), Manager and its Affiliates shall not be required to re-offer such opportunity to the Company and may freely pursue such Qualified Opportunity with such third party without regard to the terms of such transaction; provided that, solely with respect to a Relevant Customer Opportunity involving pursuit of such opportunity by any of the Americold Parties and the Relevant Customer (or any of its Affiliates) without such Americold Parties (as applicable) relying on any new third-party debt or equity raise specific to pursuing such opportunity, Manager and its Affiliates shall be required to Re-Offer such Relevant Customer Opportunity to the extent it has been re-offered to any Americold Party or any of their respective Affiliates (whether solicited or proposed by, or offered to, any Americold Party or any of their respective Affiliates).

(vii)Notwithstanding anything set forth herein to the contrary, (except with respect to a Failed Backstop Scenario) if the Property Manager has not consummated such transaction with a third party within one hundred and eighty (180) days after the Rejection Date, then the Property Manager shall promptly notify the Company and the EQT Members thereof in writing and shall not thereafter pursue any proposals with respect to such Qualified Opportunity previously received nor solicit any further proposals with respect to such Qualified Opportunity unless it has delivered another Property ROFO Notice to the Company and the EQT Members and otherwise complied with the provisions of this Section 6.9 with respect thereto.
(viii)Notwithstanding the foregoing, the following opportunities shall not constitute a “Qualified Opportunity” and Manager and its Affiliates shall have no obligation to comply with the provisions of this Section 6.9 prior to pursuing or consummating the same: (A) any property to be located on existing expansion land held by the Americold Members or their Affiliates that is not adjacent to any Property owned by the Company or its Subsidiaries as of the Effective Date (in each case excluding any Relevant Customer Opportunity except to the extent done so in compliance with the provisions of this Section 6.9); (B) any “entity-level” merger, acquisition, consolidation or other business combination involving any AMC Ultimate Parent or holding company thereof; (C) any property being acquired as part of a transaction intended to qualify for non-recognition under Section 1031 of the Code; and (D) in each case except with respect to any Relevant Customer Opportunity, any property for which the Manager (1) does not reasonably and in good faith expect construction to be completed for at least four years after acquisition of such property or (2) reasonably determines in good faith that, due to the size of or risk inherent in an investment, or due to legal, tax or regulatory considerations, the Company is prohibited from acquiring or otherwise participating in such Qualified Opportunity (provided that the Manager shall in no event be able to make such determination based on any matters which the Company or its Subsidiaries or the EQT Members and their respective Affiliates may be able to use efforts to overcome, including without limiting the generality of the foregoing, seeking any regulatory waiting periods, authorizations or other clearances to remove any such prohibition).
(c)Following the expiration or earlier termination of the Investment Period, the Company shall not acquire any further Development Properties; provided, however, that the Unitholders acknowledge that construction with respect to any Development Properties that are acquired by the Company or its Subsidiaries on or prior to the expiration or earlier termination of the Investment Period may be completed after such expiration or earlier termination.
(d)Repurchase Mechanism. The Unitholders agree to comply with the repurchase mechanism set forth on Exhibit G hereto relating to the Applicable Project Facility which may be exercised by the Americold Members or the EQT Members in certain circumstances as set forth on Exhibit G hereto.
Section 6.10    Financing and Leverage Policy.
(a)Except to the extent otherwise determined or modified by the Board as a Major Decision (including during an Underperformance Event), the Company shall obtain (or cause its applicable Subsidiaries to obtain) at Closing, and may obtain (or cause its applicable Subsidiaries to obtain) from time to time after Closing, one or more financings that are in accordance with the following criteria: (i) are secured directly or indirectly by the Properties, through one or more mortgage liens against the Properties or by pledges of direct or indirect ownership interests in the Subsidiaries of the Company, (ii) are non-recourse loans or constitute construction loans, in each case, subject to Qualified Recourse Agreements and, subject to Section 6.10(c) below, Additional Recourse Guarantees (iii) are provided by a third party lender (in such capacity, the “Lender”), (iv) has a loan-to-value or loan-to-cost ratio not to exceed 60%, in the aggregate at the time such financing is originated, in each case as determined by the Lender providing such financing, provided, however, if any non-recourse loan is being refinanced, the loan-to-value ratio may exceed the foregoing 60% threshold to the extent necessary to cause a full prepayment of the loan that is being refinanced (v) has economic terms on commercially reasonable, market terms, including a commercially reasonable interest rate, origination fee, reserves and commitment fees if any, (vi) unless consented to in writing by the EQT Members, that permits (x) Permitted Upstream Transfers in and by the EQT Members, subject only to customary “know your customer” confirmations with respect to the control of the EQT Members, (y) a Property Manager Removal Event and (z) a list of permitted replacement managers under the Financing in accordance with Schedule 7 hereto, and (vii) unless consented to in writing by the Americold Members, that permits Permitted Upstream Transfers in and by the Americold Members (but, for the avoidance of doubt, the AMC Ultimate Parents may be required to continue to Control the Americold Members, the Manager or the Property Manager) ((iii) and (iv), the “Leverage Policy”, (i)-(vii) a “Financing”)).
(b) The Americold Members and the EQT Members will cooperate in good faith and use commercially reasonable efforts on behalf of the Company and its Subsidiaries in connection with soliciting and completing any Financings pursued by the Company in accordance with this Agreement. Such cooperation shall include each Unitholder’s cooperation (and causing their controlled Affiliates to cooperate), with all reasonable requests, including the provision of all information reasonably required by the Lender in connection with such Financing, including with respect to the Properties, its customers, financial information relating to the assets to be financed and the AMC Guarantor, and, with respect to any controlled Affiliates, by executing any subordinations, reaffirmations and other agreements as may be reasonably required by the Lender.
(c)For so long as no Cause Event has occurred (or a Cause Event has occurred but the Company has waived in writing its right to remove the Manager as a result of such Cause Event), if the Company or any of its Subsidiaries, as may be applicable, does not have the financial capacity or is otherwise unable to provide, or cause to be provided, appropriate credit support in respect thereof (in each case as determined by the Americold Members or the EQT Members), including Qualified Recourse Agreements, the Americold Members shall (or, if such Americold Members are not sufficiently creditworthy, shall cause a sufficiently creditworthy Affiliate to) provide any Qualified Recourse Agreements under clause (x) or clause (y)(i) of the definition thereof or, with its reasonable approval, Qualified Recourse Guarantees under clause (y)(ii) of the definition thereof required in connection with a Financing permitted pursuant to this Agreement (each, an “Americold Guaranty”; and the Americold Members or Affiliate thereof providing an Americold Guaranty, an “AMC Guarantor”). To the extent the terms of a Financing requires guarantees that do not constitute Qualified Recourse Guarantees, then (i) the Americold Members and EQT Members, acting in good faith and in a commercially reasonable manner, shall determine if an alternate source of credit support, such as a performance bond, letter of credit (backed by insurance) or other alternative third party source of credit support can be obtained at a reasonable cost to the Company and arrange for such credit support if commercially reasonable in light of the contemplated financing or (ii) if such alternate credit support in accordance with clause (i) is not reasonable, the Americold Members shall (or, if such Americold Members are not sufficiently creditworthy, shall cause a sufficiently creditworthy Affiliate to) provide an Americold Guaranty if it approves the terms thereof, acting reasonably, subject to a guarantee fee to be paid by the Company (or applicable borrower) equal to 0.75% of the fixed amount of such guarantee (or if no fixed amount, a reasonable estimate of the liability of the obligation such Americold Guaranty is posted in connection with (not to exceed the original principal amount of the Loan) (clauses (i) and (ii), each an “Additional Guaranty”). To the extent the Americold Members do not provide any such Americold Guaranty, Qualified Recourse Agreements or Additional Guaranty for any or no reason, then notwithstanding anything to the contrary contained herein but without waiving any obligation of the AMC Member pursuant to this Section 6.10(c), the Company may provide alternative credit support satisfactory to such Lenders under such Financing without being subject to any Major Decision Requirements, including any letters of credit or performance or surety bonds.
(d)In connection with the provision and maintenance of and performance under each Americold Guaranty, as applicable, the Company (or such applicable Subsidiary), and the EQT Members (based on and not to exceed, with respect to the EQT Members, the Sharing Percentage of the EQT Members) shall reimburse, indemnify and hold harmless the Americold Members and the AMC Guarantor with respect to any amounts required to be paid to the Lender thereunder; provided, however, that in no event shall the Company (or such applicable Subsidiary) or any EQT Member be obligated to reimburse, indemnify or hold harmless the Americold Members (or such Affiliate providing the Americold Guaranty) for any liability incurred in respect of any Americold Guaranty which results from or arises out of any of the Americold Members’ (or any of their respective Affiliates’): (i) actions in violation of the terms of this Agreement, the Americold Guaranty or any Financing Documents, (ii) fraud, (iii) gross negligence, (iv) misappropriation of funds, (v) willful misconduct, or (vi) a breach or violation of any other “bad boy” non-recourse carve out provisions of any Financing Documents (each of the foregoing, a “Bad Act”). The EQT Members shall reimburse, indemnify and hold harmless the Company, the Americold Members and the AMC Guarantor for one hundred percent (100%) of any amounts required to be paid to the Lender under any Americold Guaranty or Additional Guaranty which results from, or arises out of, any Bad Act of the EQT Members’ (or any of their respective Affiliates’). The Americold Members shall reimburse, indemnify and hold harmless the Company and the EQT Members for one hundred percent (100%) of any amounts required to be paid to Lender by the Company, any Subsidiary or the EQT Members (if any), including with respect to an Additional Guaranty under clause (i) of the definition thereof which results from, or arises out of, any Bad Act of the Americold Members’ (or any of their respective Affiliates).
(e)Each of the Unitholders agrees to reasonably cooperate with the reasonable requests of any Lender in connection with a Financing, and each of the Unitholders further acknowledges that a Lender may securitize, sell or otherwise dispose of all or any portion of the Financing (each a “Securitization”), and each of the Unitholders agrees to reasonably cooperate to satisfy the reasonable conditions of any Financing, including (i) executing administrative and ministerial modifications to the organizational documents of the applicable borrowers so that such borrowers will qualify as bankruptcy-remote entities and other documentation changes of a similar nature and (ii) causing the Company and its Subsidiaries to comply with other industry standard requirements in connection with Securitizations or financings similar to the Financing.
(f)Notwithstanding the foregoing or anything contained herein to the contrary, it shall be a condition precedent to any Property Manager Removal Event that the Lender release the AMC Guarantor under each Americold Guaranty for all obligations and liabilities arising under each Americold Guaranty from and after such Property Manager Removal Event; provided that the Manager and AMC Guarantor shall take commercially reasonable efforts to cooperate with such Lender’s release.
(g)Vertical Slice Guaranty. In connection with the Financing to be entered into by the Company’s applicable Subsidiaries at Closing (the “Initial Financing”), the following shall apply:
(i)The Unitholders acknowledge and agree that Americold OP (in such capacity, the “Vertical Slice Guarantor”) intends to provide a guaranty of payment of a portion of the outstanding principal amount of the Initial Financing (such guaranty, the “Vertical Slice Guaranty”), in an amount equal to, as of the Closing, fifteen percent (15%) of the outstanding principal balance of the Initial Financing as of the Closing (such amount, as the same may be reduced, but not increased, from time to time in accordance with clause (ii) below, the “Vertical Slice Guaranteed Amount”), which Vertical Slice Guaranteed Amount represents the maximum amount of such guaranty permitted to be provided under the Financing Documents for the Initial Financing without triggering any requirement to deliver an additional non-consolidation, insolvency or similar opinion thereunder.
(ii)Notwithstanding the foregoing, at any time following the Closing, the EQT Members shall have the right, upon reasonable advance written notice to the Americold Members, to require the Vertical Slice Guarantor to reduce the Vertical Slice Guaranteed Amount (a “Ratchet-Down”) to the extent necessary to accommodate the provision of any other guaranty, indemnity or credit support with respect to the Initial Financing that is permitted to be provided under the Financing Documents without triggering any requirement to deliver an additional non-consolidation, insolvency or similar opinion thereunder, in each case where the EQT Members have determined, acting reasonably and in good faith, that the provision of such other credit support is in the best interests of the Company and would become due in the forty five (45) day period following such Ratchet Down, regardless of whether such additional guaranty, indemnity or credit support is ultimately provided. Notwithstanding the foregoing, upon such time as such additional guaranty, indemnity or credit support is to be provided in connection with a Ratchet-Down, the EQT Members shall provide written notice thereof to the lenders of the Initial Financing.  For the avoidance of doubt, and without limiting the foregoing, (A) any Ratchet-Down shall occur solely as, and to the extent of, a determination by the EQT Members to cause such other credit support to be provided, and no Ratchet-Down shall be treated or given effect as a unilateral election, action or reduction by the Americold Members or the Vertical Slice Guarantor to reduce or terminate the Vertical Slice Guaranty or the Vertical Slice Guaranteed Amount, and (B) the Americold Members shall reasonably cooperate to implement any Ratchet-Down validly requested in accordance with this clause (ii), including by executing and delivering such amendments, reaffirmations or other documentation as may be reasonably required by the Lender in connection therewith

(provided, however, neither the Americold Members nor Vertical Slice Guarantor nor their respective Affiliates shall be required to provide other accommodations to the lenders of the Initial Financing, pay any fees to the lenders of the Initial Financing (other than the out of pocket costs of counsel or nominal processing fees) or take on any alternate or additional liability with respect to the Initial Financing (provided, however, the parties acknowledge that delivering a Lender requested amendment or other document in each case solely confirming the reduction of the Vertical Slice Guaranteed Amount pursuant to such Ratchet-Down shall not be considered taking on any alternate or additional liability with respect to the Initial Financing), in each case in order to obtain such lender’s agreement to the Ratchet-Down).
(iii)The Americold Members shall bear, at their sole cost and expense, all fees, costs and expenses (including the fees and expenses of counsel and any other third party) incurred in connection with the provision, maintenance, amendment, Ratchet-Down or replacement of the Vertical Slice Guaranty and none of the foregoing costs and expenses shall constitute a cost or expense of the Company or otherwise be subject to reimbursement or indemnification by the Company or the EQT Members pursuant to Section 6.10(d) or otherwise.
(iv)For the avoidance of doubt, the Vertical Slice Guaranty shall not constitute an Americold Guaranty or an Additional Guaranty for purposes of this Agreement, the reimbursement and indemnification provisions of Section 6.10(d) shall not apply to the Vertical Slice Guaranty and neither the Americold Members nor the Vertical Slice Guarantor shall have any claims against the Company, the EQT Members or any Unitholder in connection therewith including, without limitation, any payments made thereunder.
Section 6.11    Business Plan and Operating Budget Prior to the Effective Date, the Unitholders have adopted (a) the initial Business Plan (including Operating Budget and any Project Budgets) for the remainder of the calendar year 2026, a copy of which is attached hereto as Exhibit E, and (b) the Approved Long-Term Plan for the duration of the Business Term, a copy of which is attached hereto as Exhibit B. Not later than November 1st of each calendar year, starting in 2026, the Americold Members shall prepare and submit to the EQT Members for approval an updated Business Plan (including an updated Operating Budget) with respect to the next following calendar year (the “Proposed Plan”). The EQT Members shall, within fifteen (15) days after receipt of the Proposed Plan, either (i) approve such Proposed Plan (an “Approved Annual Plan”) or (ii) advise the Americold Members in writing of specific objections thereto. If EQT Members have objections to the Proposed Plan, then the Unitholders shall cooperate in good faith to address such objections within thirty (30) days of such objection. If the Unitholders are unable to agree on the updated Proposed Plan by December 30th of the applicable year, then the most recent Approved Annual Plan shall stay in effect until a new Proposed Plan is approved by the Unitholders, subject to (x) increases for Non-Controllable Costs and, solely with respect to the line-item amounts for Operating Expenses, the annual change in the Consumer Price Index (as of January 1 of such Fiscal Year relative to January 1 of such immediately preceding Fiscal Year) and (y) decreases for any amounts relating to non-recurring items (including any Operating Expenses which are not Non-Controllable Costs). For the avoidance of doubt and notwithstanding anything to the contrary, the Manager shall not allocate any expenses to the Company or its Subsidiaries to the extent such allocations would be inconsistent with the financial statements which are the subject of the representations and warranties provided to the EQT Members in the Contribution Agreement.
Section 6.12    Property Management Agreement. On the Closing Date (as defined in the Contribution Agreement), the applicable Subsidiaries of the Company shall enter into that certain Administration, Property Management, Cash Management and Construction Management Services Agreement with respect to the Properties (the “Property Management Agreement”) with the Property Managers in the same form attached hereto as Exhibit F.
Section 6.13    Compliance with Law; Alternate Exercise Notwithstanding anything to the contrary, to the extent any Unitholder is restricted by applicable Law from designating or appointing any Director to the Board that it would otherwise (but for such Law) be entitled to appoint under the terms of this Agreement, such Unitholder shall be entitled to exercise any and all rights that could have been exercised by such Director directly, including for the avoidance of doubt that if the Unitholder (together with its Affiliates which are Unitholders) is restricted under any applicable Law from designating one or more Director(s) of its choosing that it would otherwise be entitled to designate under the terms of this Agreement, such Unitholder (together with such Affiliates) shall retain and directly obtain (without limitation) all rights in respect of Major Decisions and to information that would be provided to any Director. Each of the Company and Unitholders shall take such actions as may be reasonably requested by any such restricted Unitholder in order to implement this Section 6.13, including making and consenting to reasonable clarifying and implementing amendments to this Agreement for such purpose.
Section 6.14    Deferred CapEx Items From and after the Effective Date, for each calendar year (or portion thereof) identified on the Deferred CapEx Schedule, the Americold Members shall fund all amounts necessary to pay for the applicable Deferred CapEx Items to be performed in such calendar year or portion thereof as detailed on the Deferred CapEx Schedule (and the Manager shall (or shall cause the Property Manager to) perform such Deferred CapEx Items on behalf of the Company and its Subsidiaries). The funding of the Deferred CapEx Amount by the Americold Members shall not be treated as Capital Contributions by the Americold Members. Upon completion of any Deferred CapEx Item, an independent engineer or similarly qualified professional retained by the EQT Members shall be entitled to inspect the work performed in connection with such Deferred CapEx Item and certify the completion of the matters contemplated thereby in accordance with customary industry standards and compliance with applicable law. Notwithstanding the foregoing, in the event that the Americold Members fail to fund all amounts necessary to pay for the applicable Deferred CapEx Items to be performed in a given calendar year or portion thereof as detailed on the Deferred CapEx Schedule or perform such Deferred CapEx Items on behalf of the Company and its Subsidiaries, the amounts to be paid in connection with such Deferred CapEx Items as set forth on the Deferred CapEx Schedule shall be increased proportionally for the annual change in the Consumer Price Index (as of January 1 of such Fiscal Year relative to January 1 of such immediately preceding Fiscal Year). Notwithstanding anything herein to the contrary, in no event shall Americold Members be obligated to spend funds in the aggregate in excess of the Deferred CapEx Amount in the performance of its obligations under this Section 6.14 (except as expressly set forth in the immediately preceding sentence).
Section 6.15    REIT Compliance Matters

(a)The Unitholders acknowledge that the ability of the AMC Ultimate Parent (or any Affiliate thereof) to qualify as a REIT will depend upon the nature of the Company’s assets, income or operations. Accordingly, the Unitholders acknowledge that the business and activities of the Company (including the business and activities of any Subsidiary) are intended to be conducted as if the Company were itself a REIT, determined without regard to the distributions required in order to maintain REIT status and without regard to any ownership diversification, filing or reporting requirements. To this end, the Manager, the Board and the Company shall cause the Company and its Subsidiaries to operate in such a manner that the Company, assuming it were a REIT, would satisfy the income and asset tests applicable to REITs and would not be subject to any taxes under Code Section 857, determined (1) without regard to the distributions required in order to maintain REIT qualification or avoid income and excise taxes imposed on a REIT, and (2) by treating any sale or other disposition of property as a “prohibited transaction” (within the meaning of Code Section 857(b)(6)(B)(iii)) (a “Prohibited Transaction”) only to the extent such sale or other disposition is a Prohibited Transaction with respect to the AMC Ultimate Parent and has not otherwise been approved as a Fundamental Decision (such approval not to be unreasonably withheld, conditioned or delayed). Neither the Company nor any of its Subsidiaries will make an election to be treated as a REIT unless approved as a Fundamental Decision.
(b)At the election of an Americold Member, the Company or its Subsidiaries shall form one or more direct or indirect Subsidiaries, each of which shall elect, together with AMC Ultimate Parent, to be treated as a taxable REIT subsidiary of AMC Ultimate Parent within the meaning of Code Section 856(l) (a “TRS”) to hold assets, provide services or engage in other activities that could cause AMC Ultimate Parent (or Affiliate thereof) to derive income that is not described in Code Section 856(c)(2), or otherwise adversely affect the status of AMC Ultimate Parent as a REIT; provided, that, no material real property assets shall be transferred to or owned directly or indirectly by a TRS without the prior written consent of the EQT Member (not to be unreasonably withheld, conditioned or delayed).
(c)The Company shall clearly identify with respect to AMC Ultimate Parent pursuant to Code Section 1221(a)(7) and the Treasury Regulations thereunder, any hedging transaction (as defined in Code Section 1221(b)(2)(A)) entered into by the Company, any Subsidiary or any other partnership in which the Company owns an interest directly or through entities treated as partnerships or disregarded entities for U.S. federal income tax purposes, and shall provide each applicable REIT Member with a copy of any such hedge identification.
(d)The Board may cause the Company to engage the services of a Qualified REIT Consultant to assist it with complying with the requirements related to REIT matters, including as set forth in this Section 6.15. Any costs or expenses of the REIT Consultant engaged pursuant to this Section 6.15(d) and other similar administrative or reporting costs and expenses associated with REIT qualification (for the avoidance of doubt, excluding any incremental costs associated with structuring and operating any Subsidiary as a TRS, including any entity-level Taxes imposed thereto) shall be at the Americold Member’s sole cost and expense. If the Company or the Board takes any action or position in good faith based on the advice of the Qualified REIT Consultant, the Company and the Board shall be treated as complying with its obligations under this Section 6.15 with respect to the applicable action or position.

(e)The Company and the Unitholders, upon request, shall use commercially reasonable efforts to cooperate with each other and, as promptly as reasonably practicable, provide each other such information as is reasonably necessary for the Company to determine its compliance with the provisions of this Section 6.15.
ARTICLE VII
EXCULPATION AND INDEMNIFICATION
Section 7.1    Exculpation.
(a) Neither any Officer nor the Manager (acting in its capacity as the Manager hereunder) shall be liable to any other Officer, current or former Director, the Company, the Manager, any Related Institutional Person or any Unitholder for any loss suffered by the Company or any Unitholder except to the extent such loss is caused by such Person’s fraud, breach of any duty (including any fiduciary duty), gross negligence, willful misconduct or intentional and material breach of this Agreement or any other agreement executed in connection herewith (including the Property Management Agreement), or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Neither any Officer nor the Manager (acting in its capacity as the Manager hereunder) shall be liable for errors in judgment or for any acts or omissions that do not constitute fraud, breach of any duty (including any fiduciary duty), gross negligence, willful misconduct or intentional and material breach of this Agreement or any other agreement executed in connection herewith (including the Property Management Agreement), or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, if and to the extent such acts or omissions were performed or omitted by such Officer in good faith on behalf of the Company.
(b)No Related Institutional Person or current or former Unitholder or Director acting in its capacity as such shall be liable to any Officer, current or former Director, the Company, any other Related Institutional Person or any Unitholder for any loss suffered by the Company, any other Director, or any Unitholder except to the extent such loss is caused by (i) such Person’s fraud, gross negligence or willful misconduct or (ii) in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). No Related Institutional Person or current or former Unitholder or Director acting in its capacity as such shall be liable for such Person’s errors in judgment or for any acts or omissions that do not constitute fraud, gross negligence or willful misconduct or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, if and to the extent such acts or omissions were performed or omitted by such Related Institutional Person or current or former Director in good faith.
(c)Any Officer or Director may consult with counsel and accountants in respect of Company affairs, and provided such Person acts in good-faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by any Officer, current or former Director, the Company or any Unitholder in reliance thereon.
(d)Notwithstanding anything herein to the contrary, the foregoing provisions of this Article VII shall not apply to the Property Manager, in each case except to the extent such Property Manager has duly executed and delivered documents on behalf of the Company (or any of its Subsidiaries) in its capacity as Manager and in accordance with this Agreement pursuant to the authorities expressly delegated hereunder or otherwise duly delegated by the Board.
Section 7.2    Right to Indemnification.
(a)Subject to the limitations and conditions as provided in this Article VII, each Indemnitee who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder or Indemnitee, shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exists or may hereafter be amended, but subject to the limitations expressly provided in this Agreement, against losses, claims, demands, costs, damages, liabilities, judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such Indemnitee in connection with such Proceeding, and indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Indemnitee to indemnity hereunder; provided that, except to the extent such Indemnitee is entitled to or receives exculpation pursuant to Section 7.1, no Indemnitee shall be indemnified for any losses, claims, demands, costs, damages, liabilities, judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements or reasonable expenses (including attorneys’ fees) actually incurred by such Indemnitee that are attributable to (i) such Indemnitee’s or its Affiliates’ (the term “Affiliates” excluding, for purposes hereof, the Company and its Subsidiaries) fraud, gross negligence, willful misconduct or, with respect to an Indemnitee that is an Officer, intentional and material breach of this Agreement or any other agreement executed in connection herewith or, in the case of a material criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected), (ii) an Officer’s breach of fiduciary duties, (iii) proceedings initiated by the Indemnitee or proceedings against the Company or any of its Subsidiaries, (iv) proceedings initiated by the Company or any of its Subsidiaries against an employee or (v) economic losses incurred by an Indemnitee as a result of owning Units. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability.
(b)The indemnification provided by this Section 7.2 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the

Directors, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(c)An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.2 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise not prohibited by the terms of this Agreement.
(d)No amendment, modification or repeal of this Section 7.2 or any provision hereof shall in any manner terminate, reduce or impair the right of any Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(e)The provisions of this Section 7.2 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(f)The Americold Members and the Manager shall be jointly and severally liable for the obligations hereunder and shall indemnify, defend, reimburse and hold harmless the Company and the other Unitholders (as may be applicable) from and against any and all losses, liabilities, costs, claims, damages and expenses (including the reasonable fees and expenses of counsel) arising out of or related to any breach by the Americold Members or the Manager (or their respective applicable Affiliates counterparty thereto) of this Agreement, the Asset Transfer Agreement or the Property Management Agreement.
Section 7.3    Advance Payment. The Company shall pay the reasonable expenses incurred by an Indemnitee of the type entitled to be indemnified under Section 7.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding (other than with respect to a Proceeding initiated by such Person (except for a proceeding to enforce such Indemnitee’s rights under this Section 7.3) or with respect to a Proceeding between such Person on the one hand and any of the Company or its Affiliates on the other hand) as such expenses are incurred and upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, except to the extent such expenses are caused by such Person’s fraud, breach of any duty (including any fiduciary duty to the extent such Person has a duty under this Agreement), gross negligence, willful misconduct or, with respect to an Indemnitee that is an Officer, intentional and material breach of this Agreement or any other agreement executed in connection herewith.
Section 7.4    Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Directors or Officers but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Directors and Officers under this Article VII.
Section 7.5    Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which an Indemnitee may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Unitholders or disinterested Directors or otherwise. Without limiting the foregoing, the Company and each Unitholder hereby acknowledge that one or more of the Indemnitees may have certain rights to indemnification, advancement of expenses or insurance provided by an Affiliated Institution. The Company and each Unitholder hereby agree that, with respect to any such Indemnitee, the Company (a) is, relative to each Affiliated Institution, the indemnitor of first resort (i.e., its obligations to the applicable Indemnitee under this Agreement are primary and any duplicative, overlapping or corresponding obligations of an Affiliated Institution are secondary), (b) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights any such Indemnitee may have against his or her Affiliated Institution (and, if an Affiliate of the Company makes such advances or payments, then the Company’s obligations to indemnify hereunder shall include reimbursement of such Affiliate and such Affiliate shall be deemed an Indemnitee hereunder for purposes of its entitlement to such reimbursement), and (c) irrevocably waives, relinquishes and releases any such Affiliated Institution from any and all claims against such Affiliated Institution for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by an Affiliated Institution on behalf of any Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and any such Affiliated Institution shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable Indemnitee against the Company. The Company and each Unitholder agree that each Affiliated Institution is an express third-party beneficiary of the terms of this Section 7.5.
Section 7.6    Insurance.
(a)To the extent available on commercially reasonable terms, the Company may purchase and maintain insurance, or cause its Subsidiaries to purchase and maintain insurance, at its or their expense, to protect itself and any Person who is or was serving as a Director, Officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VII.
(b)The Manager shall be responsible for procuring, on behalf of, and at the cost and expense of, the Company and its Subsidiaries, insurance coverages with respect to the Properties and Project Facilities in the minimum amounts and types of coverages set forth on Annex I hereto (the “Minimum Insurance Requirements”).
Section 7.7    Limitation. Notwithstanding anything contained herein to the contrary (including in this Article VII), any indemnity by the Company relating to the matters covered in this Article VII shall be provided out of and to the extent of the Company’s assets only, and no Unitholder shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.
Section 7.8    Third-Party Beneficiaries. Notwithstanding anything in this Agreement to the contrary, each of the Directors, Officers or other Persons entitled to be indemnified pursuant to this Article VII are intended third-party beneficiaries of this Article VII and shall be entitled to enforce such provision (as it may be in effect from time to time).
Section 7.9    Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director, Officer or any other Person indemnified pursuant to this Article VII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VIII
CERTAIN TAX AND ACCOUNTING MATTERS

Section 8.1    Partnership for Tax Purposes. Subject to Article XIII, the Unitholders intend that the Company shall be treated as a partnership for United States federal and, to the extent permissible, state and local income tax purposes, and that each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Company shall not make any election to treat the Company for U.S. federal income tax purposes as other than a partnership unless jointly approved by the EQT Members and the Americold Members.
Section 8.2    Capital Accounts. The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Board), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. For purposes of computing the amount of any item of income, gain, loss, or deduction to be allocated pursuant to this Article VIII and to be reflected in the Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that:

(i)The computation of all items of income, gain, loss, and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
(ii)If the Book Value of any property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
(iii)Items of income, gain, loss, or deduction attributable to the disposition of property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
(iv)Items of depreciation, amortization, and other cost recovery deductions with respect to property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) or Treasury Regulations Section 1.704-3(d)(2), as applicable.
(v)To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
Section 8.3    Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).
Section 8.4    Transfer of Capital Accounts. If a Unitholder Transfers an interest in the Company to a new or existing Unitholder, the Transferee Unitholder shall succeed to that portion of the Transferor’s Capital Account that is attributable to the Transferred interest. Any reference in this Agreement to a Capital Contribution of, or Distribution to, a Unitholder that has succeeded any other Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the interest of such former Unitholder Transferred to such successor Unitholder.
Section 8.5    Allocations. Except as otherwise provided in Section 8.6 or as determined by the Board in order to give economic effect to the intent under this Agreement, Profit and Loss (and to the extent determined by the Board to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profit and Loss) for any Taxable Year shall be allocated among the Unitholders in such a manner that, as of the end of such Taxable Year, the sum of (a) the Capital Account of each Unitholder, (b) such Unitholder’s share of Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)), and (c) such Unitholder’s partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(2)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value, (ii) satisfy all liabilities in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), and (iii) distribute the proceeds of liquidation pursuant to Section 11.2.
Section 8.6    Special Allocations.
(a)Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulations Section 1.704-2(i)(4). This Section 8.6(a) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.
(b)Nonrecourse deductions shall be allocated to the Unitholders in the same manner in which Profit and Loss would be allocated pursuant to Section 8.5. If there is a net decrease in Minimum Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulations Section 1.704-2(f). This Section 8.6(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
(c)If any Unitholder that unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section 8.6(a) and Section 8.6(b) but before the application of any other provision of this Article VIII, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 8.6(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(d)In the event that any Unitholder has an Adjusted Capital Account Deficit at the end of any Taxable Year, such Unitholder shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 8.6(d) shall be made only if and to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 8.6 have been tentatively made as if Section 8.6(d) were not in this Agreement.
(e)Profits and Losses shall be allocated in a manner consistent with the manner in which the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j), (k), and (m).

(f)The allocations set forth in Section 8.6(a)-(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article VIII, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction, and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction, and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Taxable Year there is a decrease in partners Minimum Gain, or in partner nonrecourse debt Minimum Gain, and application of the Minimum Gain chargeback requirements set forth in Section 8.6(a) or Section 8.6(b) would cause a distortion in the economic arrangement among the Unitholders, the Unitholders may, if they do not expect that the Company will have sufficient other income or gain to correct such distortion, request the Internal Revenue Service to waive either or both of such Minimum Gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such Minimum Gain chargeback requirement.
(g)The Unitholders acknowledge that allocations analogous to those described in Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) result from the allocations of Profits and Losses provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make such allocations and, once required by applicable final or temporary guidance, allocations of Profits and Losses will be made in accordance with proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.
(h)The Company (together with any Subsidiaries) shall at all times allocate “excess nonrecourse liabilities” (if any) under the additional method as described in Section 1.752-3(a)(3) of the Treasury Regulations, first to the Americold Member up to the amount of gain that would be allocable to the Americold Member pursuant to Section 704(c) of the Code with respect to the Properties if the Properties were disposed of in a taxable disposition. In addition, the EQT Members, Americold Member and the Company (together with any Subsidiaries) shall use commercially reasonable efforts (i) to maintain the amount of debt allocated to the Americold Member equal to the amount of the Americold Built-In Gain and (ii) to structure any Financing to permit the Americold Member to provide a payment guaranty equal to such amount of Americold Built-In Gain. The Parties further agree that, as of the Closing, (i) the total amount of such liabilities allocable to Americold Member is expected to be no more than $450,000,000, and (ii) for purposes of Section 1.707-5(a)(2) and Section 1.752-3(a)(3) of the Treasury Regulations, Americold Member’s allocable share of partnership profits is expected to equal 37.35%.

Section 8.7    Tax Allocations.
(a)All items of income, gain, loss and deduction for U.S. federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 8.5 or Section 8.6, except as otherwise provided in this Section 8.7.
(b)Items of Company taxable income, gain, loss, and deduction in respect of any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value; provided, that in respect of any variation between the adjusted basis of a “Property” (as defined in the Contribution Agreement) and its Book Value, the Company shall account for such variation using the “traditional allocation method” within the meaning of Treasury Regulations Section 1.704-3(d).
(c)If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss, and deduction in respect of such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).
(d)Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(e)Allocations pursuant to this Section 8.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or Unit of Profits, Losses, Distributions, or other Company items pursuant to any provision of this Agreement.
Section 8.8    Payments Attributable to a Unitholder. If the Company is required by law to make any Tax payment on behalf of or with respect to any Unitholder (or former Unitholder) or as a result of a Unitholder’s (or former Unitholder’s) participation in the Company or failure to provide required tax information, (including any U.S. federal, state, local or non-U.S. withholding, personal property, personal property replacement, unincorporated business or other taxes, or any income tax (including interest and penalties) that (as reasonably determined by the Board based upon this Agreement) is attributable or allocable to any Unitholder (or former Unitholder)), then such Unitholder (or former Unitholder) shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Company may pursue and enforce all rights and remedies it may have against each Unitholder (or former Unitholder) under this Section 8.8, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law) and shall be entitled to deduct and offset any amounts owed to the Company by a Unitholder (or former Unitholder) hereunder from amounts otherwise payable or distributed to such Unitholder. The obligations hereunder shall survive the winding up or dissolution of the Company and the Transfer of any Unit.

Section 8.9    Tax Matters.
(a)The Americold Members (or an Affiliate so designated by the Americold Members and permissible under Section 6223(a) of the Code and the Treasury Regulations promulgated thereunder) shall be the “partnership representative” of the Company pursuant to Section 6223(a) of the Code and any comparable provision of state or local tax law (the “Partnership Representative”) (and, for each Taxable Year of the Company, the Company shall appoint an individual selected by the Partnership Representative as the Designated Individual, and the Company shall revoke such appointment if and only if instructed to do so by the Partnership Representative). The Partnership Representative shall, at the expense of the Company, prepare and file all necessary tax returns. No later than thirty (30) days prior to the filing of any income or other material tax return, the Partnership Representative shall deliver to the EQT Members a draft of such tax return for the EQT Members’ review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed). Except as expressly provided in this Agreement the Company shall make any tax election or adopt any tax position or make any election or allocations that the Partnership Representative may deem appropriate (including as reasonably necessary to comply with the Intended Tax Treatment (as defined in the Contribution Agreement); provided, however, that the Partnership Representative shall cause the Company to make an election pursuant to Section 754 of the Code at the request of any Unitholder (at the cost of the requesting Unitholder); provided, further, that the Partnership Representative shall not make, or cause to be made, any tax election or allocations that would have a disproportionately adverse effect on any Unitholder relative to another Unitholder without the adversely affected Unitholder’s prior written consent.
(b)The Partnership Representative shall keep the EQT Members reasonably informed, from time to time, as to the status of any income or other material Tax audit of the Company and give written notice to the EQT Members of any and all notices it receives from the Internal Revenue Service or any other taxing authority concerning such tax audit of the Company. The Partnership Representative shall not settle or compromise any U.S., federal, state or other material Tax audit or Tax proceeding without the prior written consent of the EQT Members (which consent shall not be unreasonably withheld, conditioned or delayed). Any Member that is in dispute with any tax authority in relation to a matter relating to the Company shall notify the Company within 30 days or as promptly as practicable thereafter following the occurrence of the dispute. Any Member that enters into a settlement agreement with respect to any Company item shall notify the Company of such settlement agreement and its terms within 30 days after the date of settlement. Each Member further agrees to use commercially reasonable efforts to cooperate with the reasonable, written requests of the Partnership Representative with respect to any examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings.
(c)Each Unitholder (and each former Unitholder) shall furnish to the Company all pertinent information in its possession relating to Company operations that is reasonably necessary to enable the Company’s income tax returns to be prepared and filed, and each Unitholder (and each former Unitholder) agrees to use commercially reasonable efforts to provide the Partnership Representative and Designated Individual all information required to facilitate the making of an election under Section 6226 of the Code (or any similar provision of state or local law) or to facilitate the making of the modifications described in Section 6225(c) of the Code (or any similar provision of state or local law). The provisions contained in this Section 8.9 shall survive the winding up or dissolution of the Company and the Transfer of any Unit.
(d)Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that, at the EQT Members’ request, the Company or any Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes (as well as any entity of which the Partnership or any of its Subsidiaries is treated as a continuing partnership under Section 706 of the Code) shall make any election available pursuant to Section 6226(a) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) in respect of any proposed adjustment in connection with any Tax proceeding for any taxable period ending on or prior to the date hereof (or any portion thereof), and the Americold Members shall, and shall cause their Affiliates and agents to, cooperate with the EQT Members and their Affiliates in causing the Company and any of its Subsidiaries to take any actions, including making filings, disclosures and notifications, necessary to effectuate such election.
(e)If the Company is required to make any payment of tax (including any interest, penalties or additions to tax) in respect of any audit adjustment including as a result of the Code Sections 6221 through 6241 (or if the Company is required to make any similar payment in respect of audit adjustments pursuant to any similar or comparable U.S. state or local tax Law), then the Company shall use commercially reasonable efforts to ensure that such tax (and any such interest, penalties or additions to tax) is borne by the Unitholders to whom the relevant underpayment is attributable.
Section 8.10    Tax Information. The Company shall use reasonable best efforts to deliver or cause to be delivered, within ninety (90) days after the end of each Taxable Year, to each Person who was a Unitholder at any time during such Taxable Year all estimated information regarding the Company necessary for the preparation of such Person’s U.S. federal, state and non-U.S. income tax returns.
Section 8.11    Financial Reports.
The Manager shall cause, at its sole cost and expense, to be delivered to the Unitholders, the following information at the times indicated below:
(a)annually, within seventy-five (75) days after the end of each Fiscal Year, unaudited consolidated financial statements for the Company and its Subsidiaries, prepared in accordance with GAAP effective as of the end of the immediately preceding year, including (x) a consolidated balance sheet showing the financial position as of the end of such Fiscal Year, and (y) consolidated statements of operations, comprehensive income/(loss), Unitholders’ equity, and cash flows for such Fiscal Year, which financial statements shall be without footnotes and subject to audit adjustments;
(b)annually, within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated financial statements for the Company and its Subsidiaries, prepared in accordance with GAAP effective as of the end of the immediately preceding year, including (x) a consolidated balance sheet showing the financial position as of the end of such Fiscal Year, and

(y) consolidated statements of operations, comprehensive income/(loss), Unitholders’ equity, and cash flows for such Fiscal Year;
(c)within thirty (30) days after the end of each calendar month, unaudited monthly financial statements of the Company and its Subsidiaries for such period and portion of the calendar year then ended including (x) a balance sheet showing the financial position as of the end of such month, and (y) consolidated statements of operations, comprehensive income/(loss), Unitholders’ equity and cash flows for such month and the Fiscal Year to date, which financial statements shall be without footnotes and subject to audit adjustments;
(d)within sixty (60) days after the end of each calendar quarter of the first three quarters of any Fiscal Year, unaudited quarterly financial statements of the Company and its Subsidiaries for such period and portion of the calendar year then ended including (x) a balance sheet showing the financial position as of the end of such fiscal quarter, and (y) consolidated statements of operations, comprehensive income/(loss), Unitholders’ equity and cash flows for such fiscal quarter and the Fiscal Year to date, which financial statements shall be without footnotes and subject to audit adjustments;
(e)monthly management accounts of the Company and Board materials;
(f)any information that is required to be disclosed and is disclosed in writing to any lenders under any senior facilities agreement or similar borrowing arrangements; and
(g)any information of the Company to the extent necessary to meet the Unitholders’ tax, legal, regulatory or reporting requirements.
Section 8.12    Access to Information. The Unitholders shall have full and unrestricted access to (a) all books, records, financial statements, tax returns, contracts, corporate governance materials, and any and all other documents, data, and information of the Company and its Subsidiaries (collectively, the “Company Information”), and (b) all offices, properties (including, for the avoidance of doubt, all Properties and Development Properties), facilities, and other premises owned, leased, or otherwise occupied or controlled by the Company or any of its Subsidiaries (collectively, the “Company Premises”), and shall be entitled to inspect, examine, copy, and make extracts from all Company Information, and to enter upon and inspect all Company Premises, at any time during normal business hours upon reasonable prior notice to the Company.
ARTICLE IX
TRANSFER OF COMPANY INTERESTS
Section 9.1    Transfers by Unitholders.
(a)General Prohibition on Transfer. Until the occurrence of a Public Company Event, no Unitholder shall Transfer or offer or agree to (directly or indirectly) Transfer all or any part of the Units or any interest therein or other interest in the Company except:
(i)pursuant to Permitted Transfer by such Unitholder;

(ii)to any purchaser in connection with an Approved Sale or other Sale of the Company that complies with this Agreement; or
(iii)pursuant to Section 9.3 and Section 9.4, as applicable.
(b)The restrictions contained in this Agreement will continue to be applicable to the Units or other Company Equity Security after any Transfer pursuant to Section 9.1(a). Notwithstanding the foregoing, no Unitholder or any of its Affiliates shall effect or allow a Transfer or a transaction or series of transactions (whether voluntary or involuntary, whether directly or indirectly) (excluding, for the avoidance of doubt, any Permitted Transfer) that involves the Transfer of any securities of any entity or Person holding, directly or indirectly, Company Equity Securities if such transfer, transaction or series of transactions, as applicable:
(i)would result in a violation of applicable securities laws, ERISA, or other applicable laws;
(ii)would result in an event of default under the terms of any Financing Documents (which would not be cured or the underlying debt repaid in connection with such Transfer); or
(iii)would result in any adverse regulatory or tax consequences for the Company or any Unitholder.
(c)Subject to the terms, provisions and conditions of this Agreement, in connection with a Transfer by, or with respect to, a Unitholder permitted pursuant to Section 9.1(a), the Company, the Manager and each other Unitholder shall, at the cost and expense of the Company (except as otherwise set forth herein), take all Transfer Actions in furtherance of, or in connection therewith, as may be reasonably requested by the Transferring Unitholder.
Section 9.2    Approved Sale.
(a)Approved Sale. Subject to compliance first with Section 9.3 (and subject to the proviso to Section 9.3(a)), an Approved Sale may be caused by either (x) the Americold Members or the EQT Members at any time on or following the date that is six (6) months prior to the expiration of the Business Term (as extended) (it being understood that, for the avoidance of doubt, the Americold Members’ or EQT Members’ right to extend the Business Term pursuant to the definition thereof must first have expired prior to any such Approved Sale), or (y) the EQT Members, upon the occurrence of (i) an AMC Change of Control, an AMC Asset Sale, a Cause Event or a Property Manager Removal Event. In connection with an Approved Sale consummated in accordance with the terms, provisions and conditions of this Agreement, each Unitholder shall (i) vote in favor of, consent to, raise no objections against and reasonably cooperate in connection with such Approved Sale and (ii) waive all claims related thereto, including claims relating to the fairness of the Approved Sale, the price paid for Company Equity Securities in such Approved Sale, the process or timing of the Approved Sale or any similar claims. If the Approved Sale in accordance with the terms, provisions and conditions hereof is structured as a (x) merger or consolidation (subject to the terms and provisions of the definition of “Approved Sale”), each Unitholder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation, or (y) sale of Company Equity Securities, each Unitholder shall sell all of such Unitholder’s Company Equity Securities or rights to acquire Company Equity Securities on the terms and conditions approved by the Unitholder initiating the Approved Sale (the “Dragging Unitholder”) in its sole discretion, which shall be notified to each Unitholder. In connection with the consummation of the Approved Sale initiated by the EQT Members, the Americold Members shall negotiate in good faith a transition services agreement or management services agreement as requested by the third-party purchaser identified by the EQT Members in connection with the Approved Sale consistent with the Property Management Agreement (in addition to, and without any limitation of, any obligations set forth in the Property Management Agreement). For the avoidance of doubt, the third-party purchaser in connection with an Approved Sale may be effected to a Competitor of either the Americold Members or the EQT Members at the Dragging Unitholder’s discretion. In the event that (i) the EQT Members are the initiating Unitholders with respect to an Approved Sale (x) where the Americold Members made a ROFO Offer pursuant to Section 9.3 that satisfied the ROFO Floor, then the EQT Members and the Americold Members shall jointly control the Company and its Subsidiaries in all respects for purposes of the marketing and sale process with respect to, and the consummation of, such Approved Sale or (y) where the Americold Members did not make a ROFO Offer pursuant to Section 9.3 that satisfied the ROFO Floor, then the EQT Members shall control the Company and its Subsidiaries in all respects for purposes of the marketing and sale process with respect to, and the consummation of, such Approved Sale or (ii) the Americold Members are the initiating Unitholders with respect to an Approved Sale, the Americold Members shall control the Company and its Subsidiaries in all respects for purposes of the marketing and sale process with respect to, and the consummation of, such Approved Sale; provided, that, in the event that both the EQT Members and Americold Members have delivered notice to cause an Approved Sale, the Board shall control the Company and its Subsidiaries in all respects for purposes of the marketing and sale process with respect to, and the consummation of, such Approved Sale in consultation with the EQT Members and Americold Members.
(b)Consideration. Any Approved Sale shall be solely for cash, provided that the EQT Members shall have the right (but not the obligation) to receive non-cash consideration in such Approved Sale. In the event of an Approved Sale, each Unitholder shall receive in exchange for the Company Equity Securities held by such Unitholder and sold in such Approved Sale the same portion of the aggregate consideration from such Approved Sale that such Unitholder would have received if such aggregate consideration had been distributed by the Company pursuant to the terms of Section 5.1, and subject to the repayment of any outstanding loans from the Company or another Unitholder. Each Unitholder shall take all necessary or desirable actions in connection with the Distribution of the aggregate consideration from such Approved Sale as reasonably requested by the Dragging Unitholder in order to effectuate the provisions of this Section 9.2(b). Notwithstanding anything to the contrary herein, any Approved Sale initiated by the Americold Members must result in the EQT Members receiving cash proceeds upon the consummation of such sale (and not including any contingent payments, earn-outs or any similar rights or entitlements) at least equal to the ROFO Floor with respect to each Unit and Loan held by the EQT Members (any Approved Sale which does not result in the satisfaction of the ROFO Floor with respect to each Unit and Loan held by the EQT Members, a “Non-Qualified Approved Sale”).
(c)Costs of an Approved Sale. Each Unitholder will bear its share of the costs of such Approved Sale proportionally to the consideration to be received pursuant to Section 9.2(b) to the extent such costs are not otherwise paid by the Company or the acquiring party, such that proceeds will be distributed pursuant to Section 5.1(a) after giving effect to such costs (other than any such obligations that relate solely to a particular Unitholder, which shall be borne by such Unitholder), as determined by the Board in good faith. For purposes of this Section 9.2(c), costs incurred in exercising such actions in connection with the consummation of an Approved Sale in accordance with Section 9.1(a) shall be deemed to be for the benefit of all Unitholders. Costs incurred by Unitholders on their own behalf will not be considered costs of the transaction hereunder.
(d)Blocker Sale. Notwithstanding anything to the contrary herein, if requested by the EQT Members, any Transfer of Units (including any Approved Sale) held directly or indirectly by any Blocker permitted in accordance with the terms, provisions and conditions of this Agreement, may be effected through a transfer of Equity Interests issued by the respective Blocker (which represent an indirect beneficial interest in the Units to be transferred) (as applicable, “Blocker Interests”); and the applicable owners of Blocker Interests shall be entitled to the same consideration for the transfer of such Blocker Interests that the applicable Blocker (or the Unitholder through which such Blocker directly or indirectly owns interests in the Company) would have received if such Blocker (or the Unitholder through which such Blocker directly or indirectly owns interest in the Company) had transferred the Units directly (including a pro-rata allocation of any premium or other tax benefit paid to the Unitholder in respect of a tax step-up or other tax benefit received by the acquirer in such transaction); provided, at the time of such transfer of Blocker Interests, the applicable Blocker shall hold no assets other than Units (which such Units may be held directly or indirectly by such Blocker), cash, cash equivalents or assets incident to the direct or indirect ownership of Units and shall have not held any other assets, conducted any business or operations or incurred any other liabilities than the foregoing. In connection with any proposed Transfer pursuant to the terms of this Section 9.2(d) and this Agreement, each Unitholder shall consent to and raise no objections to, and cooperate fully with, any such transfer of Blocker Interests.
(e)Appointment of Seller Representative. In connection with any Approved Sale, unless otherwise determined by the Dragging Unitholder, each Unitholder irrevocably constitutes and appoints, and will constitute and appoint, the Dragging Unitholder or any Affiliate of the Dragging Unitholder (as designated by the Dragging Unitholder) (the “Seller Representative”) as its representative, agent and attorney-in-fact with full power of substitution to act and to do any and all things and execute any and all documents on behalf of such Unitholder that may be necessary, convenient or appropriate to facilitate the consummation of the Sale of the Company, the administration of and carrying out of the terms of agreements governing such Sale of the Company, in each case in accordance with the terms of this Section 9.2, including the power (i)  to vote, give any consent and grant any waiver; (ii) to give and receive all notices and communications to be given or received under the terms of any agreements (the “Sale of the Company Agreements”) entered into in connection with such Sale of the Company and to receive service of process in connection with any claims under the Sale of the Company Agreements, including service of process in connection with arbitration; (iii) to make decisions on behalf of the Unitholders with respect to the transactions and other matters contemplated by this Agreement, including regarding (A) adjustments to the purchase price, (B) indemnification claims, (C) amendments to this Agreement or any other contemplated hereby to which it is a party, and (D) the defense of third-party suits that may be the subject of indemnification claims, and to negotiate, enter into settlements and compromises of, and demand litigation or arbitration with respect to such third-party suits or claims by any purchaser for indemnification; (iv) to receive funds, make payments of funds, and give receipts for funds or to receive funds for the payment of expenses of the Unitholders or to deposit such funds in such accounts as the Seller Representative deems appropriate and apply such funds in payment for such expenses; (v) to establish and maintain such reserves as Seller Representative deems necessary to satisfy any obligations or expenses of the Unitholders; and (vi) to take all actions which may be taken by the Unitholders and to do or refrain from doing any further act or deed on behalf of the Unitholders which, in each case, the Seller Representative deems necessary or appropriate in its sole discretion relating to the subject matter of the Sale of the Company and Sale of the Company Agreements as fully and completely as such Unitholders could do if personally present. The relationship created herein is not to be construed as a joint venture or any form of partnership between or among the Seller Representative or any Unitholder for any purpose of U.S. federal or state law, including U.S. federal or state income tax purposes. Neither the Seller Representative nor any of its Affiliates owes, or shall as a result of this Agreement owe, any fiduciary or other duty to any Unitholder. This appointment of the Seller Representative is coupled with an interest and shall not be revocable by any Unitholder in any manner or for any reason. This power of attorney shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of the principal pursuant to any applicable law. The Seller Representative shall not be liable to any Unitholder in its capacity as the Seller Representative for any liability of a Unitholder or for any error of judgment, or any act done or step taken or omitted by it that it believed to be in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with the agreements related to such Sale of the Company. The Unitholders shall severally, but not jointly, indemnify and hold harmless, the Seller Representative from any and all losses, liabilities, costs, claims, damages and expenses (including the reasonable fees and expenses of counsel) arising out of or related to the Seller Representative’s service as the Seller Representative.
Section 9.3    Rights of First Offer.
(a)Prior to any (i) Approved Sale, or (ii) Interest Sale, the Unitholder initiating such Transfer (the “ROFO Transferor”) shall deliver to the other Unitholder (the “ROFO Offeror”) a written notice (the “ROFO Notice”) and shall comply with the foregoing provisions of this Section 9.3; provided, however, that, notwithstanding anything to the contrary, no EQT Member shall be obligated to comply with the requirements under this Section 9.3 (and EQT Members shall be permitted to proceed with any Approved Sale or Interest Sale irrespective of whether the Americold Members have delivered any ROFO Offer Notice with a price that meets or exceeds the ROFO Floor) with respect to any Approved Sale or Interest Sale following the occurrence of an AMC Asset Sale, an AMC Change of Control, a Cause Event or a Property Manager Removal Event. The ROFO Notice shall specify the number of Equity Interests of the ROFO Transferor proposed to be Transferred by the ROFO Transferor (the “ROFO Interests”) and the price for which such ROFO Interests are proposed to be Transferred by the ROFO Transferor (the “ROFO Transferor Price”). The ROFO Transferor shall not proceed with any Interest Sale or Approved Sale unless and until the ROFO Transferor first complies in full with the terms and conditions of this Section 9.3; provided, that, following the occurrence of (i) an AMC Change of Control, (ii) an AMC Asset Sale, (iii) a Cause Event, or (iv) a Property Manager Removal Event, the EQT Members shall not be required to comply with the requirements of this Section 9.3 solely in connection with any Approved Sale or Interest Sale initiated by the EQT Members.
(b)

(i)The ROFO Offeror shall have 45 days (the “ROFO Offer Period”) following receipt of a ROFO Notice to deliver a notice (a “ROFO Offer Notice”) to the ROFO Transferor (with a copy to the Company) with an irrevocable, binding offer from a sufficiently creditworthy Affiliate (the “ROFO Offer”) to acquire for cash all (but not less than all) of the ROFO Interests on an as-is where-is basis (subject to customary corporate, non-contravention and enforceability representations and warranties) and repay all (but not less than all) Loans of the ROFO Transferor, which notice shall set forth the price and other material terms on which the ROFO Offeror are offering to acquire the ROFO Interests and the material terms for repayment of the Loans of the ROFO Transferor (the “ROFO Offeror Terms”). In the event that the Americold Members deliver a ROFO Offer Notice in accordance with this Section 9.3 with a price that exceeds the ROFO Floor in connection with an Approved Sale by the EQT Members, the EQT Members shall not be permitted to proceed with such Approved Sale to a Third-Party Buyer but may still proceed with an Interest Sale.
(ii)If the ROFO Offeror delivers a ROFO Offer Notice within the ROFO Offer Period to acquire all (but not less than all) of the ROFO Interests and repay all (but not less than all) of the Loans of the ROFO Transferor, then the ROFO Transferor and the ROFO Offeror may, in the ROFO Transferor’s sole discretion, promptly enter into a definitive transaction agreement to effectuate the sale of the ROFO Interests to the ROFO Offeror and repayment of the Loans of the ROFO Transferor in the terms set forth in the ROFO Offer Notice.
(iii) If (x) the ROFO Offeror delivers a ROFO Offer Notice within the ROFO Offer Period to acquire all of the ROFO Interests (and repay all of the Loans of the ROFO Transferor) but the ROFO Transferor elects not to accept such ROFO Offer Notice, or (y) the ROFO Offeror does not deliver a valid ROFO Offer Notice within the ROFO Offer Period, then the ROFO Transferor shall be entitled to enter into definitive transaction documents and complete the Interest Sale or Approved Sale, as applicable, to a third-party Transferee (a “Third-Party Buyer”); provided that: (A) the price payable by the Third-Party Buyer must be greater than either (1) in the event a valid ROFO Offer Notice is not timely delivered, the ROFO Transferor Price or (2) in the event a valid ROFO Offer Notice is timely delivered, the price set forth in the ROFO Offeror Terms; (B) in the event a valid ROFO Offer Notice is timely delivered, the terms and conditions applicable to such Interest Sale or Approved Sale, as applicable, must not be in the aggregate materially more favorable to such Third-Party Buyer than the ROFO Offeror Terms set forth in the ROFO Offer Notice; and (C) the closing of such Interest Sale or Approved Sale shall occur no later than nine (9) months following the later to occur of the events described in the foregoing clauses (x) and (y) set forth in this Section 9.3(b)(iii) (provided that such nine (9) month period shall be extended, on a day-for-day basis, by each day (I) that the ROFO Offeror fails to materially comply with the Transfer Actions applicable to such Interest Sale or Approved Sale, or (II) until any filings or approvals required in connection with such Transfer have been obtained). In the event that any of the requirements set forth in the foregoing clauses (A), (B) or (C) set forth in this Section 9.3(b)(iii) are not satisfied, then the ROFO Transferor shall not be entitled to consummate the applicable Interest Sale or Approved Sale without first complying with the terms, provisions and conditions of (as applicable) Section 9.2 or Section 9.4.

(iv)If the ROFO Transferor accepts such ROFO Offer set forth in the ROFO Offer Notice, then the ROFO Offeror and the ROFO Transferor shall cause the closing of such purchase to take place on the applicable ROFO Offeror Terms at the principal office of the Company at 10:00 a.m. New York time on the forty-fifth (45th) day after the date of such acceptance (which 45-day period may be extended by the ROFO Transferor in its discretion if the ROFO Offeror are working in good faith towards consummation of such acquisition). Such price payable to the ROFO Transferor shall be payable by the ROFO Offeror in accordance with the payment terms set forth in such ROFO Offer Notice. If the ROFO Offeror fails to close on or before the expiration of such period, the ROFO Transferor shall have the right to pursue all of its rights and remedies at law or in equity against the ROFO Offeror (including pursuing an action for specific performance) and the ROFO Transferor shall have the right to effect such Approved Sale in accordance with Section 9.2 or Interest Sale in accordance with Section 9.4, which Transfer shall no longer be subject to this Section 9.3.
(c)Prior to any Approved Sale or Interest Sale, including in connection with a Transfer under this Section 9.3, the Unitholders agree to reasonably cooperate to agree on a disposition strategy and structure that achieves a tax efficient (and REIT compliant disposition structure with respect to the Americold Member) for the EQT Member(s) and Americold Member(s).
(d)Notwithstanding anything to the contrary set forth herein, the provisions of this Section 9.3 shall not apply to a Permitted Transfer.
Section 9.4    Liquidity Right; Tag-Rights.
(a) Subject to compliance with Section 9.3, on or after (A) with respect to the EQT Members, the earliest to occur of (i) the fifth anniversary of the Effective Date, (ii) an AMC Change of Control, (iii) an AMC Asset Sale, (iv) a Cause Event, or (v) a Property Manager Removal Event, the EQT Members may provide notice to the Americold Members of its desire to Transfer all or a portion of its Equity Interests in the Company to a Third-Party Buyer or (B) with respect to the Americold Members, the earlier to occur of (i) a Property Manager Removal Event or (ii) a Non-Qualified Approved Sale, the Americold Members may provide notice to the EQT Members of its desire to Transfer all its Equity Interests in the Company to a Third-Party Buyer (each of the foregoing, an “Interest Sale”); provided, however, that if a Unitholder has elected to conduct an Approved Sale in accordance with this Agreement, the other Unitholder may not conduct an Interest Sale unless and until such Approved Sale has failed to be entered into or consummated as a result of such efforts to conduct the Approved Sale (or such Unitholder has provided written notice to such other Unitholders of its abandonment of such Approved Sale process).
(b)In connection with any Interest Sale pursuant to clauses (A)(i), (A)(ii), (A)(iii) or (B) of the definition thereof (a “Tag-Along Sale”), the non-initiating Unitholders (the “Tagging Unitholder”) shall have the opportunity to deliver to the Unitholder initiating such Transfer (the “Transferring Unitholder”) and the Company notice of its election to Transfer a number of its Units to the Third-Party Buyer (its “Tag-Along Election Notice”), which Tag-Along Election Notice must include the maximum number of Units the Tagging Unitholder wishes to sell in such Transfer; provided, that, the Americold Members shall not be entitled to deliver a Tag-Along

Election Notice in the event that a Cause Event has occurred. In the event that the Tagging Unitholder that elects to participate in such Transfer by delivering a Tag-Along Election Notice in a timely manner, the Tagging Unitholder will have the right to include Units alongside the proposed Transfer by such Transferring Unitholder on the following terms:
(i)the Tagging Unitholder will include alongside the Transfer by the Transferring Unitholder a number of Units equal to the lesser of (A) the maximum number the Tagging Unitholder would like to include in such Transfer, as indicated in such person’s Tag-Along Election Notice and (B) the Tagging Unitholder’s Tag-Along Percentage of the number of Units such Transferring Unitholder desires to Transfer, as indicated in the Tag-Along Election Notice.
(ii)the Tagging Unitholder will cooperate in such manner as the Transferring Unitholder reasonably requests to consummate the Transfer to the Third-Party Buyer. Notwithstanding anything to the contrary in this Agreement, the Tagging Unitholder’s rights to participate in a Transfer under this Section 9.4(b)(ii) will terminate with respect to such proposed Transfer if the Transferring Unitholder terminates its negotiations or if the Interest Sale, AMC Change of Control or AMC Asset Sale, as applicable, is not consummated. The Transferring Unitholder will have no duty of any kind to the Tagging Unitholder to proceed to the closing of an Interest Sale, AMC Change of Control or AMC Asset Sale, as applicable, contemplated by this Section 9.4(b)(ii) or modify its negotiations with the proposed Third-Party Buyer because of the participation of the Tagging Unitholder except to comply with the terms and conditions of this Section 9.4(b)(ii).
(iii) In connection with a Transfer covered by this Section 9.4(b)(iii), the form of consideration and price to be paid for each Unit held by the Tagging Unitholder shall be in cash and the Tagging Unitholder shall (A) make representations and warranties required by the Third-Party Buyer so long as such representations and warranties are also made by the Transferring Unitholder, (B) bear its pro rata share of any post-closing indemnity obligations (as determined based upon the relative amount of consideration received by the Tagging Unitholder in connection with such Transfer) (provided, that liability for misrepresentation or indemnity for Company-specific representations shall be expressly stated to be either several, not joint, or solely with recourse to an escrow established for the benefit of the proposed Third-Party Buyer, and neither the Tagging Unitholder nor the Transferring Unitholder shall be liable for more than its pro rata portion (based on the aggregate consideration to be received in respect of its respective Units included in the Transfer) of any liability for such misrepresentation or indemnity); provided, that the Tagging Unitholder or the Transferring Unitholder may be severally liable in excess of such pro-rata portion in respect of its own ‘seller-specific’ representations or indemnities, (C) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as such Transferring Unitholder, proportionate to the Units sold by the Tagging Unitholder, and (D) deliver customary transfer instruments; in each case on the same terms, provisions and documents as the Transferring Unitholder.
(c)Any Interest Sale shall only be to a Qualified Transferee unless otherwise approved by the non-Transferring Unitholders (provided that such approval shall not be unreasonably withheld or delayed); provided, that unless the EQT Members are selling all of the Company

Interests held by the EQT Members, the EQT Members shall exclusively retain all of its governance, approval and consent rights set forth herein with respect to the Company and the Subsidiaries. Subject to the terms and conditions of this Agreement, the Unitholders initiating any Interest Sale shall have the right to determine, in its sole discretion, the structure, terms and conditions of any Interest Sale. Any Interest Sale shall not be permitted to the extent that the proposed terms and structure of the Interest Sale would negatively impact the tax treatment of the Company or trigger material adverse consequences to the non-initiating Unitholders (it being understood that the identity or nature of the buyer and any implications or results thereof shall be deemed not to trigger material and adverse consequences to the non-initiating Unitholders). All proceeds received in connection with any Interest Sale where a Tagging Unitholder is participating in such Interest Sale are participating as a Tagging Unitholder shall be allocated amongst Unitholders in accordance with Section 5.1(a).
(d)The Company will provide customary assistance reasonably requested by the initiating Unitholders with respect to Interest Sale (including providing reasonable assistance with (i) the due diligence of a potential Transferee and (ii) the preparation of marketing materials, holding management meetings during normal business hours upon reasonable prior notice, entering into non-disclosure agreements and establishing virtual data rooms), in each case, in a manner that does not unreasonably disrupt the Company (as reasonably determined by the Board) and subject to customary confidentiality obligations with respect thereto.
(e)Notwithstanding anything to the contrary set forth herein, except as otherwise set forth in this Section 9.4, the Americold Members shall not be permitted to sell its Equity Interests in the Company to a Third-Party Buyer. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 9.4 shall not apply to a Permitted Transfer.
Section 9.5    Other Transfer Requirements.
(a)Delivery of Counterparts; Representations; AML. Except as otherwise approved or waived in writing by the Board as a Major Decision, each direct Transferee of Units or other interest in the Company shall, as a condition precedent to the effectiveness of such Transfer, (a) execute a counterpart to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement and the other applicable Transaction Documents arising from and after the date of such Transfer, (b) make representations and warranties as to customary corporate matters about itself (such as due authorization, absence of conflicts and enforceability) and as to the unencumbered title to its Units, and (c) pass a customary review for compliance with all Anti-Money Laundering Laws.
(b)Code Section 7704 Safe Harbor. In order to permit the Company to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the Company or the Board (within the meaning of Treasury Regulations Section 1.7704-1(d)) if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)). Further, no Transfer of any Unit or economic interest shall be permitted if such Transfer would create a risk that the Company would be treated as a publicly traded partnership within the meaning of Section 7704 of the Code.

Section 9.6    Effect of Assignment. Without limiting the restrictions set forth herein, any Unitholder who shall assign any Units or other interest in the Company shall cease to be a Unitholder of the Company in respect of such Units or other interest in the Company and shall no longer have any rights or privileges of a Unitholder in respect of such Units or other interest. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

Section 9.7    Transfer Fees and Expenses. Except as expressly provided herein, the Transferor (including any tagging Transferor in accordance with Section 9.4(b)) and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

Section 9.8    Void Transfers. Any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Agreement (including the failure of a direct Transferee to execute a counterpart in accordance with Section 9.5(a)) or any other Transaction Document or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. The Company shall not record such Transfer on its books or treat any purported Transferee of such Units or other interest in the Company as the owner of such securities for any purpose. No purported assignee shall have any right to any Profits, Losses or Distributions of the Company unless otherwise approved in writing by the Board.
ARTICLE X
ADMISSION OF UNITHOLDERS
Section 10.1    Substituted Unitholders. In connection with the Transfer of a Company Interest of a Unitholder permitted under, and in compliance with, the terms of this Agreement and the other Transaction Documents, the Transferee shall become a Substituted Unitholder on the effective date of such Transfer, which effective date shall not be earlier than the date of executing counterparts of, and becoming a party to, this Agreement and the other Transaction Documents to which the Transferor Unitholder was a party, and such admission shall be shown on the books and records of the Company.
Section 10.2    Additional Unitholders. A Person may be admitted to the Company as an Additional Unitholder only as contemplated under, and in compliance with, the terms of this Agreement, including furnishing to the Board (a) a counterpart to a letter of acceptance, in form satisfactory to the Board as a Major Decision, of all the terms and conditions of this Agreement, including the appointment of a Seller Representative pursuant to Section 9.2(d), and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Unitholder (including counterparts or joinders to all applicable Transaction Documents). Such admission shall become effective on the date on which the Board determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XI
DISSOLUTION AND LIQUIDATION
Section 11.1    Dissolution. The Company shall not be dissolved by the admission of Additional Unitholders or Substituted Unitholders, or by the death, retirement, expulsion, bankruptcy or dissolution of a Unitholder. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:
(a)at any time with the approval of the Board as a Major Decision; or
(b)the entry of a decree of judicial dissolution of the Company or an administrative dissolution of the Company under Section 18-802 of the Delaware Act.
Except as otherwise set forth in this Article XI, the Company is intended to have perpetual existence.
Section 11.2    Liquidation and Termination.
(a)On dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company, sell all the Company assets for cash, and make final Distributions in cash as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final Distributions, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board, subject to the terms and provisions of this Agreement. The liquidator shall pay, satisfy, or discharge from Company funds all of the debts, liabilities, and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine) and shall promptly distribute the remaining cash to the Unitholders in accordance with Section 5.1(a).
(b)If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to this Section 11.2, Profits and Losses for the Taxable Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to this Section 11.2. In making the Distributions pursuant to this Section 11.2, the liquidator shall allocate cash among the Unitholders ratably based upon the aggregate amounts to be distributed in respect of the Units held by each such Unitholder in accordance with Section 5.1(a).
(c)The Distribution of cash to a Unitholder in accordance with the provisions of this Section 11.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete Distribution to the Unitholder of its interest in the Company and all the Company’s property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

Section 11.3    Cancellation of Certificate. On completion of the Distribution of Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 11.3.
Section 11.4    Reasonable Time for Winding Up. A reasonable time, as determined by the liquidator, shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 11.2 in order to minimize any losses otherwise attendant upon such winding up.
Section 11.5    Return of Capital. The liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).
ARTICLE XII
VALUATION
Section 12.1    Determination.

(a)Subject to Section 12.2, the Fair Market Value of the assets of the Company or of a Unit or other interest in the Company will be determined by the Board (or, if pursuant to Section 11.2, the liquidator) in its good-faith judgment in such manner as it deems reasonable and using all factors, information and data deemed by it to be pertinent; provided, that if any Unitholder disputes the Fair Market Value determined by the Board or liquidator in connection with a determination applicable to the Transfer of such Unitholder’s Units or the determination of the ROFO Floor, as applicable, and serves a dispute notice on the Board or (if applicable) liquidator, pursuant to this Section 12.1 within twenty (20) Business Days of such Unitholder’s receipt of written notice of such valuation of the Board or liquidator, as applicable, (a “Valuation Dispute”), such valuation shall be determined by the independent valuation process in accordance with Section 12.1(b).
(b)
(i)In the event of a Valuation Dispute, each of the EQT Members and the Americold Members shall designate a Qualified Appraiser not affiliated with any Unitholder to act as an independent valuation expert (each, an “Independent Appraiser”). Each of the two (2) Independent Appraisers shall be directed to use valuation methods and practices commonly used in businesses similar to the Company, taking into account the circumstances of the Company, to determine the Fair Market Value within thirty (30) days of its appointment and to notify the Board, the Americold Members and the EQT Members of its determination.

(ii)Each Unitholder may submit a written opinion with supporting materials as to the appropriate value of the asset(s) in dispute pursuant to a timetable agreed with the Independent Appraisers. The Independent Appraisers may also accept short (up to ten pages) reply briefs from each Unitholder. The valuation determined by the Independent Appraisers expert shall be final and binding, and shall be issued within thirty (30) days of his/her appointment.
(iii)If the lower of the two determinations is at least ninety five percent (95%) of the higher of the two determinations, then the Fair Market Value shall be the average of the two determinations. If the lower of the two determinations is less than ninety five (95%) of the higher of the two determinations, then the two Independent Appraisers shall, within fifteen (15) days thereafter, appoint a third Qualified Appraiser (“Third Independent Appraiser”). If the Independent Appraisers cannot jointly agree on the appointment of the Third Independent Appraiser within such fifteen (15) day period, the Americold Members and the EQT Members shall cause the Third Independent Appraiser to be appointed by the American Arbitration Association within ten (10) days after such fifteen (15) day period. Each Independent Appraiser shall each furnish to such Third Independent Appraiser a written report of its respective determination, together with any written opinions or supporting materials submitted by a Unitholder before making its determination.
(iv)Within thirty (30) days of its appointment, the Third Independent Appraiser shall select the Fair Market Value of one or the other of the two Independent Appraisers and shall notify the Americold Members, the EQT Members and the Board of its determination, which shall be final and binding upon the Americold Members, the EQT Members, the Board, the liquidator (if applicable), and the Company. The Third Independent Appraiser must select one of the two appraisals and shall not have the right to establish a different Fair Market Value determination. The Americold Members and the EQT Members shall bear the cost of the Independent Appraiser it appointed, and they shall share equally the cost of the Third Independent Appraiser.
Section 12.2    Fair Market Value.
(a)Fair Market Value of (i) a specific Company asset means the amount which the Company would receive in an orderly all cash sale of such asset (free and clear of all Liens and after payment of all liabilities secured only by such asset) in an arm’s-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) the Company means the amount which the Company would receive in an orderly all cash sale of all of its assets and businesses as a going concern (free and clear of all Liens and after payment of indebtedness for borrowed money) in an arm’s-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the Company other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the Company) and without taking into consideration any minority discounts or illiquidity restrictions; provided, that, no control premium shall be allocated to the Americold Members’ interest in the Company or the Americold Members’ interest in the Company (as a result of the Manager’s or the Property Manager’s rights and obligations with respect to the Company, its Subsidiaries and their respective assets).
(b)After a determination of the Fair Market Value of the Company is made as provided above, the Fair Market Value of a Unit will be determined by making a calculation reflecting the cash Distributions which would be made to the Unitholders in accordance with this Agreement in respect of such Unit if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Agreement incident to the liquidation of the Company after payment to all of the Company’s creditors from such cash receipts other than payments to creditors who hold evidence of indebtedness for borrowed money, the payment of which is already reflected in the calculation of the Fair Market Value of the Company.
(c)Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Unit being Transferred in exchange therefor will be Transferred free and clear of all Liens.
ARTICLE XIII
INTENTIONALLY OMITTED
ARTICLE XIV
GENERAL PROVISIONS
Section 14.1    Intentionally Omitted.
Section 14.2    Amendments Any provision of this Agreement may be amended or modified if, but only if, such amendment or modification is in writing and is approved in writing by the EQT Members and the Americold Members each in their sole and absolute discretion. Notwithstanding the foregoing, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the EQT Members, without the consent of any other Unitholder: (i) to correct any reasonably apparent typographical or similar ministerial errors, (ii) to delete or add any provision of this Agreement required to be so deleted or added by any applicable law, and (iii) to take such actions as may be necessary (if any) to ensure that the Company will be treated as a partnership for United States federal income tax purposes (each of the foregoing amendments or modifications set forth in clause (i) through (iii), an “Administrative Amendment”). Except as required by law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement. Any provision of this Agreement may be waived with a written instrument executed by the party against whom such waiver is to be effective.
Section 14.3    Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all of the rights which such Person has under any applicable law and not otherwise set forth or contemplated by this Agreement. Any Person having any rights under any express provision of this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each Unitholder agrees that the other Unitholders would be damaged irreparably and would have no adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each Unitholder shall be entitled to immediate injunctive relief from any breaches of this Agreement by the other Unitholders, and to enforce specifically this Agreement and the terms and provisions hereof, this being in addition to any other remedies to which such Unitholder is entitled at law or in equity, and in each case without proof of actual damages or any obligation to post any bond or other security as a prerequisite to obtaining equitable relief. Each Unitholder agrees not to dispute or resist any such application for relief on the basis that another Unitholder has an adequate remedy at law or that damage arising from such non-performance or breach is not irreparable.
Section 14.4    Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not. Notwithstanding anything to the contrary, none of Americold OP, the Manager or the Property Manager shall be permitted to directly or indirectly assign or otherwise Transfer (applied mutatis mutandis) any of their respective rights or obligations hereunder (in whole or in part).
Section 14.5    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

Section 14.6    Intentionally Omitted.
Section 14.7    Offset. Notwithstanding any other provision of this Agreement to the contrary, the Company may, upon not less than five (5) Business Days’ prior written notice to the Unitholders, set off, recoup, or offset any amounts that are then due and payable or Distributable by the Company to such Unitholder under this Agreement, the Property Management Agreement, the Contribution Agreement or any other related agreement against any amounts that are then due and payable by such Unitholder (or its Affiliates) to the Company under this Agreement, the Property Management Agreement, the Contribution Agreement or any other related agreement.

Section 14.8    Notice to Unitholder of Provisions. By executing this Agreement, each Unitholder acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the Transfer set forth herein), and (b) all of the provisions of the Certificate.
Section 14.9    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 14.10    Jurisdiction; Venue; Service of Process. Each party hereto agrees that it may bring any action between the parties hereto arising out of or related to this Agreement in the State Courts of the State of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Chosen Courts”), and, solely with respect to any such action, (a) irrevocably submits to the non-exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of any process, summons, notice or document pursuant to Section 14.14 shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.
Section 14.11    Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Unless context otherwise requires, the use of a capitalized term which is not specifically defined in this Agreement shall have the correlative meaning of a term that is defined hereunder but used as another part of speech, as may be applicable. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall mean “including, without limitation” unless otherwise specified. The use of the words “herein,” “hereinafter,” “hereof,” “hereunder”, “hereto” and other similar expressions refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The use of the phrase “to the extent” means the degree to which a subject or other matter extends and does not simply mean “if”. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof; and reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Wherever required by the context, references to a Fiscal Year or Taxable Year shall refer to a portion thereof. The use of the words “or,” “either,” and “any” are inclusive and shall not be exclusive (unless “or” is used in conjunction with “either” or the like). Where this Agreement states that a party “shall”, “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. The term “portfolio company” shall have such meaning as is customarily understood among institutional private equity investors. The phrases “directly or indirectly” or “direct or indirect”, when used in the context of ownership, holdings, Control, Transfer or the taking of any action, includes ownership, holdings, Control, Transfer or the taking of such action, as applicable, through a chain of direct or indirect ownership of Equity Interests or Control of one or more Persons. Unless otherwise provided herein, all monetary values stated herein are expressed in United States currency and all references to “dollars” or “$” or “USD” will be deemed references to the lawful money of the United States. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Where this Agreement provides that the approval of a Unitholder or a Director is required for a particular action or matter (including to approve a Major Decision), such approval may be given or withheld in such party’s sole and absolute discretion unless this Agreement expressly provides another standard for the giving or withholding of such approval or consent. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
Section 14.12    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
Section 14.13    MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.
Section 14.14    Addresses and Notices.
(a)Except as expressly set forth to the contrary in this Agreement, all notices, requests, waivers or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via email or mailed by certified mail or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties which updated notice address shall become effective ten (10) days after delivery of such written notice of a new notice address):
(i)if to the Company, the Manager or the Property Manager, at the address of the Manager’s principal executive offices; and
(ii)if to a Unitholder, to the address given for the Unitholder on the Unit Ledger or such other address as the Unitholder may hereafter specify in accordance herewith.
Any such notice shall: (x) if delivered personally, be deemed received upon delivery; (y) if delivered by email, be deemed received on the date the sender has received non-automatic confirmation of delivery from the recipient if sent by email; and (z) if delivered by certified mail or nationally recognized overnight delivery service, be deemed received the first Business Day after being sent.

(b)Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Section 14.15    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital, or property other than as a secured creditor. Notwithstanding anything to the contrary herein, no Unitholder, Director or Officer shall have any duty (including fiduciary duty), or any liability for breach of duty (including fiduciary duty), to any creditor of the Company unless otherwise agreed to in writing by such Unitholder, Director or Officer.
Section 14.16    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof. Notwithstanding the other provisions of this Agreement, Section 18-305 of the Delaware Act shall not apply to the Company and no Unitholder shall have any rights thereunder.
Section 14.17    Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 14.18    Entire Agreement. This Agreement, together with the Property Management Agreement, the Contribution Agreement, the Contribution, Distribution, Assignment, Assumption and Transfer Agreement by and among the Company, Americold Realty Operating Partnership, L.P., and the other parties thereto, dated as of the Effective Date (the “Asset Transfer Agreement”) and each other Transaction Document, constitutes part of an integrated transaction and, collectively, embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated hereby and thereby. This Agreement supersedes any prior oral or written agreements among the parties with respect to the subject matter hereof. The parties acknowledge that each of the foregoing agreements has been entered into in contemplation of, and in reliance upon, the other such agreements and that none of such agreements would have been entered into but for the entering into of each of the other such agreements.
Section 14.19    Confidentiality. In furtherance of and not in limitation of any other similar agreement or obligation such Unitholder may have with the Company, each Unitholder agrees that all Confidential Information shall be kept confidential by such Unitholder and shall not be, directly or indirectly, disclosed, used or transferred by such Unitholder, in any manner whatsoever except with the prior written consent of the Board in connection with the operation of the Company and its Subsidiaries. Notwithstanding the foregoing, Confidential Information may be disclosed, used or transferred (a) by any Unitholder to any prospective or actual Transferee of such Unitholder (or any direct or indirect investor in such Unitholder), or any current or prospective direct or indirect lenders, partners, members or other investors or financing sources of such Unitholder (or any direct or indirect investor in such Unitholder) or former partners, members or other investors who retained an economic interest in such Unitholder (or in any such investor); (b) by a Unitholder to its Affiliates (and, in the case of the EQT Members, EQT) and their respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and tax, financial and other advisors of such Unitholder or its Affiliates) (collectively, “Representatives”) or any Representatives of the Persons described in the immediately preceding clause (a), in each case who reasonably need to be provided such Confidential Information to assist such Unitholder or other Person in evaluating, reviewing or advising with respect to its actual or prospective direct or indirect investment and solely for such purpose, provided, that, each of such Representatives shall have been informed of and been directed to abide by the provisions of this Section 14.19 and such Unitholder shall be responsible for any breach of this Section 14.19 by its Representatives; (c) by a Unitholder or any of its Representatives to any potential Permitted Transferee (or with respect to an institutional investor to any prospective Transferee) that agrees to be bound by the provisions of this Section 14.19 or a confidentiality agreement having restrictions substantially similar to this Section 14.19, and such Unitholder shall be responsible for any breach of this provision or such confidentiality agreement by any such Person; (d) by any Unitholder or any of its Representatives to the extent that the Unitholder or its Representative is legally compelled to do so in order to comply with any Law, reporting requirements or legal process or government agency or self-regulatory body request (“Legal Requirements”); provided, that, prior to making such disclosure, use or transfer the Unitholder or its Representatives, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Law, including consulting with the Board and the EQT Members regarding such disclosure and, if reasonably requested by the Board or the EQT Members, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, however, that the Unitholder or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, required by applicable Legal Requirement; (e) by any Unitholder in his, her or their capacity as an officer or employee of the Company or any of its Subsidiaries in connection with their duties in such capacity; and (f) by any Unitholder or Representative in connection with any audit or any examination by a regulator, bank examiner or self-regulatory organization with regulatory oversight over such Unitholder or Representative, provided, that, such audit or examination is not specifically directed primarily at the Company, any of its Subsidiaries or the Confidential Information. Notwithstanding anything to the contrary herein, the confidentiality obligations of the Unitholders under this Section 14.19 shall not apply to the disclosure of the fact that the disclosing Unitholder has an investment in the Company or an indirect investment in its Subsidiaries (or their respective successors) in name only (it being understood that this disclosure shall not include the investment amount, valuation information or any other information related thereto).
Section 14.20    Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
Section 14.21    Survival. Section 3.7 (Limitation of Liability; Duties), Section 3.16 (Intellectual Property), Section 7.1 (Exculpation), Section 7.2 (Right to Indemnification), Section 7.3 (Advance Payment), Section 8.8 (Payments Attributable to a Unitholder) and Section 14.22 (Non-Recourse Parties) (the “Surviving Provisions”) shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company. For the avoidance of doubt, this Agreement shall terminate in connection with an Approved Sale pursuant to the terms hereof provided the foregoing Surviving Provisions shall survive any such termination.
Section 14.22    Non-Recourse Parties. No Non-Recourse Party shall have any liability or obligation to the Company or any of the Unitholders of any nature whatsoever in connection with or under this Agreement, or the transactions contemplated herein, and the Company and each Unitholder, for itself and on behalf of its Affiliates, hereby waives and releases all claims of any such liability and obligation (provided, the foregoing shall not in any way restrict or limit the liability of (1) AMC Guarantor under any Americold Guaranty or (2) the EQT Members under any EQT Credit Support). Each Non-Recourse Party is expressly intended as a third-party beneficiary of Article VII. For purposes of this Agreement, each of the following is herein referred to as a “Non-Recourse Party”: (i) AMC Ultimate Parent and any of their Affiliates and any investment fund or other Person organized by or managed by any of the foregoing Persons (other than the Americold Members), (ii) EQT, and each of their respective Affiliates (other than the EQT Members), (iii) any shareholder, member, partner, director, officer, employee, representative or agent of any Person who is listed in clause (i) or clause (ii) (other than the EQT Members and Americold Members), or (iv) any portfolio company of any Person described in clauses (i) or (ii) (other than the Company). For the avoidance of doubt a “Non-Recourse Party” shall exclude any Person who is or was a Unitholder, Officer or Director of the Company or who receives a loan from the Company or any of its Subsidiaries or who misappropriates funds.
Section 14.23    Expenses.
(a)The Company shall bear and be responsible for all out-of-pocket costs and expenses incurred by the Unitholders (excluding, for the avoidance of doubt, the Property Manager except to the extent set forth in the Property Management Agreement) and the Manager in connection with the operation of the Company to the extent related to the business of the Company or its Subsidiaries to the extent set forth in the applicable Operating Budget then in effect or otherwise expressly provided for elsewhere in this Agreement. Such costs and expenses of the Company shall be paid (or, if paid by the Company, reimbursed) by the Company or one or more of its Subsidiaries, including the following costs and expenses (to the extent set forth in the applicable Operating Budget then in effect or otherwise expressly provided for elsewhere in this Agreement):

(i)out-of-pocket costs and expenses of any administrators, agents, custodians, advisors, attorneys and accountants (including audit and certification fees and the costs of financial and tax reports, including the costs of printing and distributing reports to the Unitholders), in each case to the extent related to the business of the Company or its Subsidiaries; provided that, for so long as the Property Management Agreement remains in effect, the Property Manager shall bear any and all costs and expenses relating to any audits and certification fees and the costs of financial and tax reports, including the costs of printing and distributing reports to the Unitholders;
(ii)out-of-pocket costs and expenses of any litigation, directors’ and officers’ liability or other insurance and indemnification expense permitted by terms hereof or any other extraordinary expense or liability relating to the affairs of the Company;
(iii)out-of-pocket costs and expenses of liquidating the Company; and
(iv)registration expenses and any taxes, fees or other governmental charges levied against the Company and all out-of-pocket costs and expenses incurred in connection with any tax audit, investigation, settlement or review of the Company.
(b)From and after the Closing (as defined in the Contribution Agreement), the Company will, and will cause its Subsidiaries to, pay directly or reimburse, or cause to be paid directly or reimbursed, the EQT Members and the Americold Members for the actual and reasonable out-of-pocket costs and expenses incurred from time to time following the Closing by the EQT Members and the Americold Members, as applicable, in connection with monitoring their respective direct and indirect investments in the Company upon presentation to the Manager, including (a) actual and reasonable out-of-pocket costs and expenses paid to and disbursements of any independent, third-party professionals and organizations, including independent accountants, outside legal counsel, consultants, financial advisors or other advisors retained by any of the EQT Members or the Americold Members in connection therewith, (b) actual and reasonable out-of-pocket costs and expenses of any outside, third-party services or independent contractors, such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used in connection therewith, and (c) actual and reasonable out-of-pocket transportation and lodging expenses and any similar expenses not associated with their or their Affiliates’ ordinary course operations, but excluding private air travel; provided, that, notwithstanding anything herein to the contrary, the costs and expenses of the EQT Members and the Americold Members that may be paid or reimbursed by the Company and its Subsidiaries pursuant to this Section 14.23(b), with respect to any fiscal year shall not exceed an amount equal to $300,000 for each of the Americold Members and the Manager, on the one hand, and the EQT Members, on the other hand (subject to increases based on the annual increase in the Consumer Price Index), during such period (i.e. $300,000 with respect to the Americold Members and the Manager during such period and $300,000 with respect to the EQT Members during such period) or such greater amount as may be set forth in the applicable Operating Budget for such period; provided, further, that the Manager in its sole discretion may determine the timing of all payments or reimbursements, which shall otherwise be on a quarterly basis). All payments or reimbursement for such expenses pursuant to this Section 14.23(b) will be made by wire transfer in same-day funds to the bank account designated by such Person requesting reimbursement, promptly upon or as soon as practicable following each request for reimbursement (including a reasonably detailed invoice if requested by the Manager).
(c)The costs, fees and expenses of the Recipient Representative (as defined in the Property Management Agreement) (the “Recipient Representative Expenses”) to be incurred by the Recipients (as defined in the Property Management Agreement) for any Fiscal Year shall not exceed Two Million and No/100 Dollars ($2,000,000.00) for such Fiscal Year (and any costs, fees and expenses of such Recipient Representative for any Fiscal Year that exceed Two Million and No/100 Dollars ($2,000,000.00) shall be paid by the EQT Members outside of the Company (without receiving any credit to their Capital Account balance for the same). For avoidance of doubt, the Recipient Representative Expenses incurred by the Company are not considered Operating Expenses.
Section 14.24    Dispute Consolidation. In the event that any dispute, claim or controversy arising out of or relating to this Agreement involves substantially the same facts, issues or parties as any dispute, claim or controversy arising out of or relating to the Property Management Agreement or the Asset Transfer Agreement, the parties agree that such disputes may, at the election of any party, be consolidated into a single proceeding in the forum and in accordance with the dispute resolution procedures set forth in the applicable agreement that was first the subject of a filed claim or proceeding, and each party hereby consents to such consolidation. The parties further agree to cooperate in good faith to facilitate the efficient resolution of any such consolidated proceedings.
*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first above written.
AMERICOLD-EQT COLD STORAGE PARTNERSHIP, LLC,
a Delaware limited liability company

    By:    Americold Realty Operating Partnership, L.P.,
        a Delaware limited partnership

    By:    Americold Realty Trust, Inc.,
    a Maryland corporation,
    its general partner

By: /s/ Nathan H. Harwell
Name: Nathan H. Harwell
Title: EVP, Chief Legal & People Officer

AMERICOLD LOGISTICS, LLC

By: /s/ Nathan H. Harwell
Name: Nathan H. Harwell
Title: EVP, Chief Legal & People Officer

AMERICOLD REAL ESTATE, L.P.

By: /s/ Nathan H. Harwell
Name: Nathan H. Harwell
Title: EVP, Chief Legal & People Officer

AMERICOLD NORTH AMERICA JV MEMBER, LLC,
a Delaware limited liability company

    By:    Americold Realty Operating Partnership, L.P.,
        a Delaware limited partnership

    By:    Americold Realty Trust, Inc.,
    a Maryland corporation,
    its general partner

By: /s/ Nathan H. Harwell
Name: Nathan H. Harwell
Title: EVP, Chief Legal & People Officer

Signature Page Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first above written.

SNOWFALL TOPCO LP

acting by its general partner,
Snowfall Topco GP, LLC

By: /s/ Joseph Turley
Name: Joseph Turley
Title: President

By: /s/ Luuk Bogaarts
Name: Luuk Bogaarts
Title: Secretary

Signature Page Limited Liability Company Agreement

Solely for purposes of Section 3.13(c) and Exhibit G,
AMERICOLD REALTY OPERATING PARTNERSHIP, LP

By:     Americold Realty Trust, Inc.,
    a Maryland corporation,
    its general partner

By: /s/ Nathan H. Harwell
Name: Nathan H. Harwell
Title: EVP, Chief Legal & People Officer

Signature Page Limited Liability Company Agreement